                                                                 Exhibit (17)(a)

              Fifth Third Funds Statement of Additional Information

                                FIFTH THIRD FUNDS
                        (formerly Fountain Square Funds)

                  Combined Statement of Additional Information
                                December 1, 2000

         This Combined Statement of Additional Information (the "SAI") relates to the Prospectuses following portfolios (the "Funds") of Fifth Third Funds (the "Trust") dated December 1, 2000:

 .    Fifth Third Quality Growth Fund
 .    Fifth Third Pinnacle Fund
 .    Fifth Third Equity Income Fund
 .    Fifth Third Balanced Fund
 .    Fifth Third Mid Cap Fund
 .    Fifth Third International Equity Fund
 .    Fifth Third Technology Fund
 .    Fifth Third Bond Fund For Income
 .    Fifth Third Quality Bond Fund
 .    Fifth Third U.S. Government Securities Fund
 .    Fifth Third Municipal Bond Fund
 .    Fifth Third Ohio Tax Free Bond Fund
 .    Fifth Third Government Money Market Fund
 .    Fifth Third Ohio Tax Exempt Money Market Fund
 .    Fifth Third Prime Money Market Fund
 .    Fifth Third Tax Exempt Money Market Fund
 .    Fifth Third U.S. Treasury Money Market Fund

This Statement of Additional Information is incorporated in its entirety into this Prospectus. This SAI should be read with the Prospectuses of the Funds.

To receive a copy of any Prospectus, you may write the Trust or call toll-free
(888) 799-5353. This SAI is not a prospectus.

                                Fifth Third Funds
                              c/o Fifth Third Bank
                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263

TABLE OF CONTENTS

                                                                                                                     Page
GENERAL INFORMATION ABOUT THE TRUST...............................................................................      1
INVESTMENT OBJECTIVE AND POLICIES OF THE FUNDS....................................................................      3
  Investment Objectives...........................................................................................      3
  Investment Limitations..........................................................................................      3
  Fundamental Limitations.........................................................................................      3
  Non-fundamental Limitations.....................................................................................      5
  Fundamental Limitations.........................................................................................      6
  Non-Fundamental Limitations.....................................................................................      8
  All Funds except Stock and Bond Funds...........................................................................      9
ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT TECHNIQUES.........................................      9
  Types of Investments............................................................................................      9
  Portfolio Turnover..............................................................................................     21
  Investment Risks (Ohio Tax Free Fund and Ohio Money Market Fund)................................................     21
  Special Restriction on Fifth Third Government Money Market Fund.................................................     22
  Special Restriction on Fifth Third U.S. Treasury Money Market Fund..............................................     22
FIFTH THIRD FUNDS MANAGEMENT......................................................................................     23
  Officers and Trustees...........................................................................................     23
  Trust Ownership.................................................................................................     23
  Trustee Liability...............................................................................................     32
  Codes of Ethics.................................................................................................     32
INVESTMENT ADVISORY SERVICES......................................................................................     32
Investment Advisors to the Trust..................................................................................     32
  Advisory Fees...................................................................................................     34
  Sub-advisor.....................................................................................................     34
  Sub-advisory Fees...............................................................................................     34
  Administrative Services.........................................................................................     34
  Custody of Fund Assets..........................................................................................     35
  Transfer Agent and Dividend Disbursing Agent....................................................................     36
BROKERAGE TRANSACTIONS............................................................................................     37
PURCHASING SHARES.................................................................................................     39
  Distribution Plan and Administrative Services Agreement
          (Investment C Shares Only)..............................................................................     39
  Purchases with Proceeds from Redemptions of Unaffiliated Mutual Fund
        Shares....................................................................................................     40
  Conversion of Investment B Shares to Investment A Shares........................................................     41
  Conversion to Federal Funds.....................................................................................     41
  Exchanging Securities for Fund Shares...........................................................................     41
  Payments to Dealers.............................................................................................     41
REDEEMING SHARES..................................................................................................     42
  Redemption in Kind..............................................................................................     42
  Postponement of Redemptions.....................................................................................     43
DETERMINING ASSET VALUE...........................................................................................     43
  Determining Market Value of Security............................................................................     43
  Valuing Municipal Bonds.........................................................................................     44
  Use of Amortized Cost...........................................................................................     44
  Monitoring Procedures...........................................................................................     44
  Investment Restrictions.........................................................................................     44
  Trading in Foreign Securities...................................................................................     45
TAX STATUS........................................................................................................     45
  Foreign Taxes...................................................................................................     50

PERFORMANCE INFORMATION...........................................................................................     50
  Total Return....................................................................................................     50
  Tax-Equivalent Yield............................................................................................     53
  Tax Equivalency Table...........................................................................................     53
PERFORMANCE COMPARISONS.............................................................................................   54
FINANCIAL STATEMENTS................................................................................................   57
APPENDIX............................................................................................................   59

                       GENERAL INFORMATION ABOUT THE TRUST

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988.

The Trust's Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities, and it permits the Trust to offer separate classes of each such series. Currently, the Trust offers shares of the following Funds and shares of the following classes of each Fund:

------------------------------------------------------------------------------------------------------------------
                    Funds                                                   Classes
------------------------------------------------------------------------------------------------------------------
                                                Investment A     Investment B    Investment C   Institutional
------------------------------------------------------------------------------------------------------------------
Fifth Third Quality Growth Fund ("Quality             X               X                X                X
Growth Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Equity Income Fund ("Equity               X               X                X                X
Income Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Pinnacle Fund ("Pinnacle Fund")           X               X                X                X
------------------------------------------------------------------------------------------------------------------
Fifth Third Balanced Fund ("Balanced Fund")           X               X                X                X
------------------------------------------------------------------------------------------------------------------
Fifth Third Mid Cap Fund ("Mid Cap Fund")             X               X                X                X
------------------------------------------------------------------------------------------------------------------
Fifth Third International Equity Fund                 X               X                X                X
("International Equity Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Bond Fund For Income ("Bond Fund          X               X*               X                X
Income")
------------------------------------------------------------------------------------------------------------------
Fifth Third Quality Bond Fund ("Quality Bond          X               X                X                X
Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third U.S. Government Securities Fund           X               X*               X                X
("Government Securities Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Municipal Bond Fund ("Municipal           X               X*               X                X
Bond Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Ohio Tax Free Bond Fund ("Ohio            X               X                X                X
Tax Free Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Technology Fund ("Technology              X               X                X                X
Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Ohio Tax Exempt Money Market Fund         X                                                 X
("Ohio Money Market Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Government Money Market Fund              X                                                 X
("Government Money Market Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Prime Money Market Fund ("Prime           X               X                                 X
Money Market Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third Tax Exempt Money Market Fund              X                                                 X
("Tax Exempt Fund")
------------------------------------------------------------------------------------------------------------------
Fifth Third U.S. Treasury Money Market Fund                                                             X
("U.S. Treasury Money Market Fund")
------------------------------------------------------------------------------------------------------------------

     Each Fund, is an "open-end" management investment company, and other than the Ohio Tax Free Fund, is a "diversified" company, as those terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Among other things, a diversified fund must, with respect to 75% of its total assets, not invest more than 5% of its total assets in any one issuer. A non-diversified Fund, such as the Ohio Tax Free Fund, may, with respect to 75% of its total assets, invest more than 5% of its total assets in any one issuer.

     On October 30, 2000, the Fifth Third Cardinal Fund transferred all of its assets and liabilities to the Quality Fund in exchange for shares of the Quality Growth Fund. Therefore, the Fifth Third Cardinal Fund is no longer in existence.

     The Trustees are responsible for managing the business and affairs of the Trust. All Funds are advised by Fifth Third Bank (the "Advisor"), except for the Pinnacle Fund, which is advised by Heartland Capital Management, Inc. ("Heartland"). Fifth Third Bank and Heartland are wholly-owned subsidiaries of Fifth Third Bancorp. Morgan Stanley Dean Witter Investment Management Inc. serves as investment sub-advisor to the International Equity Fund. Fort Washington Investment Advisors, Inc. serves as investment sub-advisor to the Ohio Money Market Fund (collectively, the "Sub-advisors").

                 INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS

The prospectuses state the investment objective of each Fund and discuss certain investment policies employed to achieve those objectives. The following discussion supplements the description of the Funds' investment policies in the prospectus.

Investment Objectives

Each Fund's investment objective is fundamental and may not be changed without shareholder approval.

Investment Limitations

Fundamental Limitations

Stock and Bond Funds

Except as provided below, each Fund has adopted the following fundamental investment limitations. As fundamental investment limitations, they cannot be changed with respect to a Fund without approval of the holders or a majority of that Fund's Shares.


Issuing Senior Securities and Borrowing Money.
----------------------------------------------

None of the Funds described herein will issue senior securities, except that a Fund may borrow money directly or through reverse repurchase agreements in amounts up to one- third of the value of its total assets, including the amount borrowed; and except to the extent that a Fund (with the exception of Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund) may enter into futures contracts, as applicable.

The Funds described herein will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. None of the Funds described herein will purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, none of the Funds described herein intend to borrow money.


Selling Short and Buying on Margin.
-----------------------------------

None of the Funds described herein will sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by a Fund described herein (with the exception of Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund) of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.


Pledging Assets.
----------------

The Funds described herein will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, a Fund may pledge assets as necessary to secure such borrowings. For purposes of this limitation, where applicable, (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of a Fund's assets.

Lending Cash or Securities.
---------------------------

The Funds described herein will not lend any of their respective assets except portfolio securities up to one-third of the value of total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, publicly or non-publicly issued municipal bonds, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objectives, policies and limitations or the Trust's Declaration of Trust.


Investing in Commodities.
-------------------------

None of the Funds described herein will purchase or sell commodities or commodity contracts except to the extent that the Funds described herein (with the exception of Ohio Tax Free Fund, Government Securities Fund, Municipal Bond Fund and Pinnacle Fund) may engage in transactions involving commodity futures contracts or options on commodity futures contracts.


Investing in Real Estate.
-------------------------

None of the Funds described herein will purchase or sell real estate, including limited partnership interests, although each of these Funds may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.


Diversification of Investments.
-------------------------------

With respect to 75% of the value of their respective total assets, none of the Funds described herein (with the exception of Ohio Tax Free Fund) will purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. None of the Funds described herein will acquire more than 10% of the outstanding voting securities of any one issuer.


Dealing in Puts and Calls.
--------------------------

The Pinnacle Fund, Municipal Bond Fund and Ohio Tax Free Fund will not buy or sell puts, calls, straddles, spreads, or any combination of these.


Concentration of Investments.
-----------------------------

The Quality Growth Fund, Cardinal Fund, Pinnacle Fund, Balanced Fund, Mid Cap Fund, Technology Fund and International Equity Fund will not invest 25% or more of the values of their respective total assets in any one industry, except that these Funds may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

Neither the Ohio Tax Free Fund or the Municipal Bond Fund will purchase securities if, as a result of such purchase, 25% or more of the value of its respective total assets would be invested in any one industry or in industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects. However, their Funds described herein may invest as temporary investments more than 25% of the value of its total assets in cash or cash items, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or instruments secured by these money market instruments, i.e., repurchase agreements.

Underwriting.
-------------

None of the Funds described herein will underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Non-Fundamental Limitations

Stock and Bond Funds

Except as provided below, each Fund has adopted the following non- fundamental investment limitations. As non-fundamental investment limitations, they may be changed by the Trustees without shareholder approval.


Investing in Restricted Securities.
-----------------------------------

The Funds described herein will not invest more than 10% of the value of their respective net assets in securities that are subject to restrictions on resale under federal securities law.


Investing in Illiquid Securities.
---------------------------------

The Funds described herein will not invest more than 15% of the value of their respective net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Trustees to be liquid, and non- negotiable time deposits with maturities over seven days.


Investing in Securities of Other Investment Companies.
------------------------------------------------------

The Funds described herein will limit their respective investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company, invest no more than 5% of their respective total assets in any one investment company, and will invest no more than 10% of their respective total assets in investment companies in general. The Funds described herein will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by a Fund in shares of another investment company would be subject to such expenses.


Investing in Warrants.
----------------------

None of the Quality Growth Fund, Equity Income Fund, Cardinal Fund, Balanced Fund, Mid Cap Fund, or International Equity Fund may invest more than 5% of its net assets in warrants, including those acquired in units or attached to other securities. For purposes of this investment restriction, warrants will be valued at the lower of cost or market, except that warrants acquired by a Fund in units with or attached to securities may be deemed to be without value.


Investing in Put Options.
-------------------------

The International Equity Fund will not purchase put options on securities or futures contracts, unless the securities or futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Writing Covered Call Options.
-----------------------------

The International Equity Fund will not write call options on securities or futures contracts unless the securities of futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Except with respect to a Fund's policy relating to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Trust considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

The Ohio Tax Free Fund and the Municipal Bond Fund do not expect to borrow money or pledge securities in excess of 5% of the value of their respective net assets during the coming fiscal year.

Fundamental Limitations

Money Market Funds

Except as provided below, each Fund has adopted the following fundamental investment limitations. As fundamental investment limitations, they cannot be changed with respect to a Fund without approval of the holders or a majority of that Fund's Shares.


Selling Short and Buying on Margin.
-----------------------------------

None of the Funds described herein will sell any securities short or purchase any securities on margin, but each may obtain such short-term credit as may be necessary for clearance of purchases and sales.


Issuing Senior Securities and Borrowing Money.
----------------------------------------------

None of the Funds described herein will issue senior securities, except that a Fund may borrow money directly or through reverse repurchase agreements as a temporary measure for extraordinary or emergency purposes and then only in amounts not in excess of 5% of the value of its total assets (except for the Government Money Market Fund) or in an amount up to one-third of the value of its total assets, including the amount borrowed, in order to meet redemption requests without immediately selling portfolio instruments. Any direct borrowings need not be collateralized. None of the Funds described herein considers the issuance of separate classes of shares to involve the issuance of "senior securities" within the meaning of this investment limitation.

Neither the Government Money Market Fund, Ohio Money Market Fund nor the Tax Exempt Money Market Fund will purchase any securities while borrowings in excess of 5% of its total assets are outstanding. The U.S. Treasury Money Market Fund will not borrow money or engage in reverse repurchase agreements for investment leverage purposes. None of the Funds described herein has any present intention to borrow money.


Pledging Securities or Assets.
------------------------------

The Prime Money Market Fund will not pledge securities. None of the Government Money Market Fund, Tax Exempt Money Market Fund, Ohio Money Market Fund or U.S. Treasury Money Market Fund will mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may pledge assets having a market value not exceeding the lesser of the dollar amounts borrowed or 10% of the value of total assets at the time of the pledge.

Investing in Commodities, Commodity Contracts, or Real Estate.
--------------------------------------------------------------

Prime Money Market Fund will not invest in commodities, commodity contracts, or real estate, except that it may purchase money market instruments issued by companies that invest in real estate or sponsor such interests. The Tax Exempt Money Market Fund will not purchase or sell commodities, commodity contracts, commodity futures contracts or real estate, including limited partnership interests, although the Tax Exempt Money Market Fund may invest in the securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.


Underwriting.
-------------

The Prime Money Market Fund will not engage in underwriting of securities issued by others.


Lending Cash or Securities.
---------------------------

None of the Funds described herein will lend any of its assets, except that the Government Money Market Fund may purchase or hold U.S. government securities permitted by its investment objective, policies and limitations, the Prime Money Market Fund may purchase or hold money market instruments, including repurchase agreements and variable rate demand notes, permitted by its investment objective and policies, the Tax Exempt Money Market Fund may purchase or hold U.S. government securities permitted by its investment objective, policies and limitations, and the U.S. Treasury Money Market Fund may purchase or hold U.S. Treasury obligations, including repurchase agreements permitted by its investment objective and policies.


Acquiring Voting Securities.
----------------------------

The Prime Money Market Fund will not acquire the voting securities of any issuer. It will not invest in securities of a company for the purpose of exercising control or management.

The Tax Exempt Money Market Fund will not acquire more than 10% of the outstanding voting securities of any one issuer. For purposes of this limitation, non-governmental users of facilities financed by industrial development or pollution control revenue bonds and banks issuing letters of credit or comparable guarantees supporting variable rate demand municipal securities are considered to be issuers.


Diversification of Investments.
-------------------------------

With respect to 75% of the value of its total assets, the Prime Money Market Fund will not purchase securities issued by any one issuer having a value of more than 5% of the value of its total assets except repurchase agreements and U.S. government obligations. The total amount of the remaining 25% of the value of the Prime Money Market Fund's total assets may be invested in a single issuer if the Advisor believes such a strategy to be prudent. The Prime Money Market Fund considers the type of bank obligations it purchases to be cash items.

With respect to 75% of the value of its total assets, the Tax Money Market Fund will not purchase securities issued by any one issuer (other than cash, cash items or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer. For purposes of this limitation, non-governmental users of facilities financed by industrial development or pollution control revenue bonds and banks issuing letters of credit or comparable guarantees supporting variable rate demand municipal securities are considered to be issuers.

Concentration of Investments.
-----------------------------

The Prime Money Market Fund will not invest more than 25% of the value of its total assets in any one industry except commercial paper of finance companies. However, the Prime Money Market Fund reserves the right to invest more than 25% of its net assets in domestic bank instruments (such as time and demand deposits and certificates of deposit), U.S. government obligations or instruments secured by these money market instruments, such as repurchase agreements. The Prime Money Market Fund will not invest more than 25% of its net assets in instruments of foreign banks.

The Tax Exempt Money Market Fund will not purchase securities if, as a result of such purchase, 25% or more of the value of its total assets would be invested in any one industry; provided that, this limitation shall not apply to industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or variable rate demand municipal securities supported by letters of credit or guarantees.


Dealing in Puts and Calls.
--------------------------

The Tax Exempt Money Market Fund will not buy or sell puts, calls, straddles, spreads, or any combination of these.


Investing in Securities of Other Investment Companies.
------------------------------------------------------

Each of the Prime Money Market Fund and the U.S. Treasury Money Market Fund acquire up to 3% of the total outstanding securities of other investment companies. Each of these Funds will limit its investments in the securities of other investment companies to those of having investment objectives and policies similar to its own. Each of these Funds will purchase securities of other investment companies only in open-market transactions involving no more than customary broker's commissions. However, there is no limitation applicable to securities of any investment company acquired in a merger, consolidation, or acquisition of assets.

It should be noted that investment companies incur certain expenses such as management fees, and, therefore, any investment by a Fund in such shares would be subject to such customary expenses.

Non-Fundamental Limitations

Money Market Funds

Except as provided below, each Fund has adopted the following non- fundamental investment limitations. As non-fundamental investment limitations, they may be changed by the Trustees without shareholder approval.


Investing in Securities of Other Investment Companies.
------------------------------------------------------

Each of the Government Money Market Fund, the Tax Exempt Money Market Fund and Ohio Money Market Fund can acquire up to 3% of the total outstanding securities of other investment companies. Each of these Funds will limit its investments in the securities of other investment companies to those of having investment objectives and policies similar to its own. Each of these Funds will purchase securities of other investment companies only in open-market transactions involving no more than customary broker's commissions. However, there is on limitation applicable to securities of any investment company acquired in a merger, consolidation, or acquisition of assets.

It should be noted that investment companies incur certain expenses such as management fees, and, therefore, any investment by a Fund in such shares would be subject to such customary expenses.


Investing in Illiquid Securities.
---------------------------------

None of the Funds described herein will invest more than 10% of the value of its net assets in illiquid securities.


Investing in Restricted Securities.
-----------------------------------

Neither the Prime Money Market nor the Tax Exempt Money Market Fund will invest more than 10% of the value of its net assets in securities which are subject to restrictions on resale under federal securities laws.

Except with respect to the Fund's policy of borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction.

For the purposes of its policies and limitations, each of the Funds described herein considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT TECHNIQUES

Types of Investments

        Bank Instruments.
        -----------------

The Prime Money Market Fund, the Tax Exempt Money Market Fund, the Ohio Money Market Fund, the Quality Bond Fund, the Quality Growth Fund, the Technology Fund, the Mid Cap Fund, the Balanced Fund, the Equity Income Fund, the Bond Fund For Income, the Pinnacle Fund and the Municipal Bond Fund may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

In addition to domestic bank obligations such as certificates of deposit; demand and time deposits, and bankers' acceptances, the Prime Money Market Fund may invest in: (a) Eurodollar Certificates of Deposit issued by foreign branches of U.S. or foreign banks; (b) Eurodollar Time Deposits, which are U.S. dollar-denominated deposits in foreign branches of U.S. or foreign banks; and (c) Yankee Certificates of Deposit, which are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks and held in the United States.


Futures and Options Transactions.
---------------------------------

All of the Funds except the Money Market may engage in futures and options transactions as described below to the extent consistent with their investment objectives and policies.

As a means of reducing fluctuations in the net asset value of Shares of the Funds, the Funds may attempt to hedge all or a portion of their portfolio through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. The Funds may attempt to hedge all or a portion of their portfolio by buying and selling financial futures contracts and writing call options on futures contracts. The Funds may also write covered call options on portfolio securities to attempt to increase current income.

The Funds will maintain their position in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.


Futures Contracts.
------------------

The Funds except the Money Market Funds, the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund, may enter into futures contracts. A futures contract is a firm commitment by, the seller who agrees to make delivery of the specific type of security called for in the contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying security in the index is made.

Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

The purpose of the acquisition or sale of a futures contract by a Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, a Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. The Fund would "go long" to hedge against a decline in market interest rates. The International Equity Fund may also invest in securities index futures contracts when the Sub- advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.


Stock Index Options.
--------------------

The Funds other than Money Market Funds, the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund, may purchase put options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the Funds' portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Funds will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Funds of options on stock indices will be subject to the ability of the Advisors to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.


Put Options on Financial Futures Contracts.
-------------------------------------------

The Funds other than Money Market Funds, the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund, may purchase listed (and, in the case of International Equity Fund, over- the-counter) put options on financial futures contracts. The Funds would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increase in interest rates, or in the case of the International Equity Fund when the Sub-advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms.

Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, a Fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by a Fund upon the sale of the second option will be large enough to offset both the premium paid by a Fund for the original option plus the realized decrease in value of the hedged securities.

Alternatively, a Fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. A Fund would then deliver the futures contract in return for payment of the strike price. If a Fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

The International Equity Fund may write listed put options on financial futures contracts to hedge its portfolio or when the Sub-advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When the Fund writes a put option on a futures contract, it receives a premium for undertaking the obligation to assume a long futures position (buying a futures contract) at a fixed price at any time during the life of the option.


Call Options on Financial Futures Contracts.
--------------------------------------------

The Funds other than the Money Market Funds, the Ohio Tax Free Fund, the Municipal Bond Fund and the Pinnacle Fund, may write listed call options or over-the-counter call options on futures contracts, to hedge their portfolios against an increase in market interest rates, or in the case of International Equity Fund, when the Sub-advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the futures contract or the underlying securities or when such futures contracts or securities are unavailable for investment upon favorable terms. When a Fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, a Fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of a Fund's call option position to increase. In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that a Fund keeps the premium received for the option. This premium can help substantially offset the drop in value of a Fund's portfolio securities.

Prior to the expiration of a call written by a Fund, or exercise of it by the buyer, a Fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by a Fund for the initial option. The net premium income of a Fund will then substantially offset the realized decrease in value of the hedged securities.

The International Equity Fund may buy listed call options on financial futures contracts to hedge its portfolio. When the Fund purchases a call option on a futures contract, it is purchasing the right (not the obligation) to assume a long futures position (buy a futures contract) at a fixed price at any time during the life of the option.


Limitation on Open Futures Positions.
-------------------------------------

No Fund will maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If a Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation.


"Margin" in Futures Transactions.
---------------------------------

Unlike the purchase or sale of a security, the Funds do not pay or receive money upon the purchase or sale of a futures contract. Rather, the Funds are required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by a Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called "variation margin, "equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund but is instead settlement between a Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, a Fund will mark to market its open futures positions. The Funds are also required to deposit and maintain margin when they write call options on futures contracts.


Purchasing Put Options on Portfolio Securities.
-----------------------------------------------

The Funds other than the Money Market Funds, Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund, may purchase put options on portfolio securities to protect against price movements in particular securities in their respective portfolios. A put option gives a Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

Writing Covered Call Options on Portfolio Securities.
-----------------------------------------------------

The Funds other than the Money Market Funds, Ohio Tax Free Fund, Municipal Bond Fund and Pinnacle Fund, may also write covered call options to generate income. As the writer of a call option, a Fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. A Fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).


Over-the-Counter Options.
-------------------------

The Funds other than the Fifth Third Money Market Funds, Ohio Tax Free Fund, Municipal Bond Fund and the Pinnacle Fund, may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by a Fund and not traded on an exchange.


Collateralized Mortgage Obligations ("CMOs").
---------------------------------------------

The U.S. Government Securities Fund, the Quality Bond Fund, the Balanced Fund and the Bond Fund For Income may invest in CMOs.

Privately issued CMOs generally represent an ownership interest in a pool of federal agency mortgage pass-through securities such as those issued by the Government National Mortgage Association. The terms and characteristics of the mortgage instruments may vary among pass-through mortgage loan pools.

The market for such CMOs has expanded considerably since its inception. The size of the primary issuance market and the active participation in the secondary market by securities dealers and other investors make government- related pools highly liquid.

Certain debt securities such as, but not limited to, mortgage-related securities, collateralized mortgage obligations (CMO's), asset backed securities and securitized loan receivables, as well as securities subject to prepayment of principal prior to the stated maturity date, are expected to be repaid prior to their stated maturity dates. As a result, the effective maturity of these securities is expected to be shorter than the stated maturity. For purposes of compliance with stated maturity policies and calculation of the Quality Bond Fund's weighted average maturity, the effective maturity of such securities will be used.


Convertible Securities.
-----------------------

The Quality Growth Fund, the Technology Fund, the Mid Cap Fund, the Balanced Fund, the International Equity Fund, the Cardinal Fund, the Pinnacle Fund and the Equity Income Fund may invest in convertible securities. Convertible securities include fixed-income securities that may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.

Each of these Funds will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the Advisor's opinion, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objectives. Otherwise the Fund may hold or trade convertible securities.

In selecting convertible securities for the Fund, the Advisor evaluates the investment characteristics of the convertible security as a fixed income instrument and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Advisor considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

Warrants.
---------

The Quality Growth Fund, the Technology Fund, the Mid Cap Fund, the Balanced Fund, the International Equity Fund, and the Equity Income Fund may invest in warrants except as limited above. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.


Municipal Securities.
---------------------

The Ohio Tax Free Fund and the Ohio Money Market Fund may invest in Ohio municipal securities which have the characteristics set forth in their respective prospectus. The Municipal Bond Fund and the Tax Exempt Money Market Fund may invest in municipal securities of any state which have the characteristics set forth in the prospectus of that Fund. Examples of Municipal Securities are (a) governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality; government lease certificates purchased by the Fund will not contain nonappropriation clauses; (b) municipal notes and tax-exempt commercial paper; (c) serial bonds; (e) tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date; (f) bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future; (g) pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. government obligations; and (h) general obligation bonds.


Participation Interests.
------------------------

The Ohio Tax Free Fund, the Municipal Bond Fund, the Ohio Money Market Fund and the Tax Exempt Money Market Fund may invest in participation interests. Participation interests include the underlying securities and any related guaranty, letter of credit, or collateralization arrangement which a Fund would be allowed to invest in directly. The financial institutions from which the Ohio Tax Free Fund, the Municipal Bond Fund, the Ohio Money Market Fund and the Tax Exempt Money Market Fund may purchase participation interests frequently provide or secure from another financial institution irrevocable letters of credit or guarantees and give the Funds the right to demand payment of the principal amounts of the participation interests plus accrued interest on short notice (usually within seven days).


Variable Rate Municipal Securities.
-----------------------------------

The Ohio Tax Free Fund, the Municipal Bond Fund, the Ohio Money Market Fund and the Tax Exempt Money Market Fund may invest in variable rate municipal securities. Variable interest rates generally reduce changes in the market value of municipal securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate municipal securities than for fixed income obligations. Many municipal securities with variable interest rates purchased by the Funds are subject to repayment of principal (usually within seven days) on the Funds' demand. The terms of these variable-rate demand instruments require payment of principal and accrued interest from the issuer of the municipal obligations, the issuer of the participation interests, or a guarantor of either issuer.


Municipal Leases.
-----------------

The Ohio Tax Free Fund, the Municipal Bond Fund, the Ohio Money Market Fund and the Tax Exempt Money Market Fund may purchase municipal securities in the form of participation interests which represent undivided proportional interests in lease payments by a governmental or non-profit entity. The lease payments and other rights under the lease provide for and secure the payments on the certificates. Lease obligations may be limited by municipal charter or the nature of the appropriation for the lease. In particular, lease obligations may be subject to periodic appropriation. If the entity does not appropriate funds for future lease payments, the entity cannot be compelled to make such payments. Furthermore, a lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In determining the liquidity of municipal lease securities, the Advisor, under the authority delegated by the Trustees, will base its determination on the following factors: (a) whether the lease can be terminated by the lessee; (b) the potential recovery, if any, from a sale of the leased property upon termination of the lease; (c) the lessee's general credit strength (e.g., its debt, administrative, economic and financial characteristics and, prospects); (d) the likelihood that the lessee will discontinue appropriating funding for the leased property because the property is no longer deemed essential to its operations (e.g., the potential for an "event of nonappropriation"); and (e) any credit enhancement or legal recourse provided upon an event of nonappropriation or other termination of the lease.


Cash.
-----

From time to time, such as when suitable securities are not available, the Funds may retain a portion of their assets in cash. Any portion of a Fund's assets retained in cash will reduce the Fund's return and, in the case of a bond fund and Money Market fund, the Fund's yield.


Foreign Currency Transactions.
------------------------------

The International Equity Fund may engage in foreign currency transactions.


Currency Risks.
---------------

The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental intervention, speculation and other economic and political conditions. Although the International Equity Fund values its assets daily in U.S. dollars, the International Equity Fund may not convert its holdings of foreign currencies to U.S. dollars daily. The International Equity Fund may incur conversion costs when it converts its holdings to another currency. Foreign exchange dealers may realize a profit on the difference between the price at which the Fund buys and sells currencies.

The International Equity Fund will engage in foreign currency exchange transactions in connection with its portfolio investments. The International Equity Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies.


Forward Foreign Currency Exchange Contracts.
--------------------------------------------

The International Equity Fund may enter into forward foreign currency exchange contracts in order to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency involved in an underlying transaction. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships. The Advisors believe that it is important to have the flexibility to enter into forward foreign currency exchange contracts whenever it determines that it is in the International Equity Fund's best interest to do so. The International Equity Fund will not speculate in foreign currency exchange.

The International Equity Fund will not enter into forward foreign currency exchange contracts or maintain a net exposure in such contracts when it would be obligated to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency or, in the case of a "cross-hedge" denominated in a currency or currencies that the Advisors believe will tend to be closely correlated with that currency with regard to price movements. Generally, the International Equity Fund will not enter into a forward foreign currency exchange contract with a term longer than one year.

Foreign Currency Options.
-------------------------

A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation, to sell the currency.

When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration. A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally rises in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect the International Equity Fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if the International Equity Fund was holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, the International Equity Fund would not have to exercise their put option. Likewise, if the International Equity Fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, the International Equity Fund would not have to exercise its call. Instead, the International Equity Fund could acquire in the spot market the amount of foreign currency needed for settlement.


Special Risks Associated with Foreign Currency Options.
-------------------------------------------------------

Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally. In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and the International Equity Fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the International Equity Fund will not purchase or write such options unless and until, in the opinion of the Advisors, the market for them has developed sufficiently to ensure that the risks in connection with such options are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.


Foreign Currency Futures Transactions.
--------------------------------------

By using foreign currency futures contracts and options on such contracts, the International Equity Fund may be able to achieve many of the same objectives as it would through the use of forward foreign currency exchange contracts. The International Equity Fund may be able to achieve these objectives possibly more effectively and at a lower cost by using futures transactions instead of forward foreign currency exchange contracts.

Special Risks Associated with Foreign Currency Futures Contracts and Related
----------------------------------------------------------------------------
Options.
--------

Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on currencies, as described above.

Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the International Equity Fund will not purchase or write options on foreign currency futures contracts unless and until, in the opinion of the Advisors, the market for such options has developed sufficiently that the risks in connection with such options are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts. Compared to the purchase or sale of foreign currency futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the International Equity Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss, such as when there is no movement in the price of the underlying currency or futures contract.


U.S. Government Obligations.
----------------------------

The types of U.S. government obligations in which any of the Funds may invest include direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds, and obligations issued or guaranteed by U.S. government agencies or instrumentalities. These securities are backed by:

     .    the full faith and credit of the U.S. Treasury;

     .    the issuer's right to borrow from the U.S. Treasury;

     . the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentality issuing the obligations.

     Variable Rate U.S. Government Securities.
     -----------------------------------------

Some of the short-term U.S.government securities that the Money Market Funds may purchase carry variable interest rates. These securities have a rate of interest subject to adjustment at least annually. This adjusted interest rate is ordinarily tied to some objective standard, such as the 91-day U.S. Treasury bill rate. Variable interest rates will reduce the changes in the market value of such securities from their original purchase prices. Accordingly, the potential for capital appreciation or capital depreciation should not be greater than the potential for capital appreciation or capital depreciation of fixed interest rate U.S. government securities having maturities equal to the interest rate adjustment dates of the variable rate U.S. government securities.


When-Issued and Delayed Delivery Transactions.
----------------------------------------------

Each Fund may enter into when-issued and delayed delivery transactions. These transactions are made to secure what is considered to be an advantageous price or yield for a Fund. No fees or other expenses, other than normal transaction costs, are incurred. However, liquid assets of a Fund sufficient to make payment for the securities to be purchased are segregated on the Fund's records at the trade date. These assets are marked-to-market daily and are maintained until the transaction has been settled. The Funds do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of their assets.


Repurchase Agreements.
----------------------

Each Fund may enter into repurchase agreements. A repurchase agreement is an agreement whereby a fund takes possession of securities from another party in exchange for cash and agrees to sell the security back to the party at a specified time and price. To the extent that the original seller does not repurchase the securities from a Fund, a Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by a Fund might be delayed pending court action. The Funds will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisors to be creditworthy pursuant to guidelines established by the Trustees.

Reverse Repurchase Agreements.
------------------------------

Except as provided above, the Funds, other than the Government Money Market Fund, may also enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable a Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that a Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of a Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on a Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.


Lending of Portfolio Securities.
-------------------------------

Each Fund (other than U.S. Treasury Money Market Fund) may lend portfolio securities. The collateral received when a Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of a Fund or the borrower. A Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. A Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.


Restricted and Illiquid Securities.
----------------------------------

Each Fund may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Funds, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Funds believe that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisors, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities: the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security and the number of other potential buyers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace trades.


Temporary and Defensive Investments.
-----------------------------------

Each Fund (other than the Money Market Funds) may hold up to 100% of its assets in cash or short-term debt securities for temporary defensive purposes. A Fund will adopt a temporary defensive position when, in the opinion of the Advisor, such a position is more likely to provide protection against adverse market conditions than adherence to the Fund's other investment policies. The types of short-term instruments in which the Fund may invest for such purposes include short-term money market securities, such as repurchase agreements, and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits and bankers' acceptances of certain qualified financial institutions and corporate commercial paper, which at the time of purchase are rated at least within the "A" major rating category by Standard & Poor's Corporation ("S&P") or the "Prime" major rating category by Moody's Investor's Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding long-term unsecured debt issued rated at least within the "A" category by S&P or Moody's.

Portfolio Turnover

The Funds will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Funds' investment objectives. The following is a list of the portfolio turnover rates for the Funds except the Money Market Funds and Funds in existence for less than one year:

                                                     Fiscal year ended  Fiscal year ended

                                                         July 31, 2000 July 31, 1999
                                                         ------------- -------------
    Government Securities Fund               46%                     93%
    Quality Bond Fund                       368%                    349%
    Ohio Tax Free Fund                       26%                     47%
    Quality Growth Fund                      21%                     34%
    Mid Cap Fund                             42%                     49%

    Balanced Fund                          122%                     128%
    International Equity Fund                86%                     42%
    Equity Income Fund                       37%                     69%
    Bond Fund For Income                    185%                    104%
    Municipal Bond Fund                      84%                    110%
    Cardinal Fund                             2%                     15%*
    Pinnacle Fund                            53%                     51%
    Technology Fund                          11%(**)                n/a

     * Reflects the period from October 1, 1998 through July 31, 1999.

     ** Reflects the period from June 5, 2000 through July 31, 2000

     Investment Risks (Ohio Tax Free Fund and Ohio Money Market Fund)

The State of Ohio's economy is a leading industrial state and exporter of manufactured goods. During the past two decades, both the number and percentage of manufacturing jobs, particularly in durable goods, has been declining. Job growth in the state has been primarily in business services and distribution sectors. The state is largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. Because the State of Ohio and certain municipalities have large exposure to these industries, trends in these industries, over the long term, may impact the demographic and financial position of the State of Ohio and its municipalities. To the degree that domestic manufacturers in industries to which Ohio municipalities have exposure fail to make competitive adjustments, employment statistics and disposable income of residents in Ohio may deteriorate, possibly leading to population declines and erosion of municipality tax bases.

Both the economic trends above and the political climate in various municipalities may have contributed to the decisions of various businesses and individuals to relocate outside the state. A municipality's political climate in particular may affect its own credit standing. For both the State of Ohio and underlying Ohio municipalities, adjustment of credit ratings by the ratings agencies may affect the ability to issue securities and thereby affect the supply of obligations meeting the quality standards for investment by the Fund.

The state ended fiscal year 1998 with a positive budgetary fund balance of approximately $953 million. Personal taxes have been cut in recent years, a result of the strong economy. As of March 1998 the Budget Stabilization Fund had a balance of $862 million, up from $828 million the end of fiscal year 1997. A March 24, 1997, Ohio Supreme Court decision requires major changes in Ohio's school funding arrangements. These changes pose significant but manageable challenges and should not threaten the overall fiscal stability of the state.

The state has established procedures for municipal fiscal emergencies under which joint state/local commissions are established to monitor the fiscal affairs of a financially troubled municipality. The act, established in 1979, requires the municipality to develop a financial plan to eliminate deficits and cure any defaults. These procedures have been applied to approximately twenty-four cities and villages, including the city of Cleveland; in nineteen of these communities, the fiscal situation has been resolved and the procedures terminated. This fiscal emergency legislation has been amended to include counties and townships.

The foregoing discussion only highlights some of the significant financial trends and problems affecting the State of Ohio and underlying municipalities.

     Special Restriction on Fifth Third Government Money Market Fund

     The Fund will invest at least 65% of total assets in short-term obligations issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

     Special Restriction on Fifth Third U.S. Treasury Money Market Fund

     The Fund will invest at least 65% of total assets in short-term obligations issued by the U.S. Treasury.

                          FIFTH THIRD FUNDS MANAGEMENT

Officers and Trustees

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. The Board of Trustees of the Fifth Third Funds has overall responsibility for the Funds. There are currently two Trustees, one of whom is an "interested person" of the Funds, as that term is defined the 1940 Act.

     Albert E. Harris, 5905 Graves Road, Cincinnati, OH 45243. Birthdate: July 2, 1932. Chairman of the Board of Trustees of the Trust, formerly Chairman of the Board EDB Holdings, Inc. (retired July, 1993).

     Edward Burke Carey*, 394 East Town Street, Columbus, OH 43215. Birthdate:
     July 2, 1945. Member of the Board of Trustees, President of Carey Leggett Realty Advisors.

     Stephen G. Mintos, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
     February 5, 1954. President of the Trust, employee of BISYS Fund Services, Inc.

     Jeffrey C. Cusick, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
     May 19, 1959. Vice President of the Trust, and formerly the Secretary and Treasurer of the Trust, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services.

     Rodney L. Ruehle, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
     April 26, 1968. Secretary of the Trust, and employee of BISYS Fund Services, Limited Partnership.

     Gary R. Tenkman, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
     September 16, 1970. Treasurer of the Trust, and employee of BISYS Fund Services, Limited Partnership.

     Karen L. Blair, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
     February 26, 1966. Assistant Secretary and Assistance Treasurer of the Trust, and employee of BISYS Fund Services, Limited Partnership.

     *Considered to be an "interested person" of the Funds as defined in the 1940 Act.

     Trust Ownership

     As of November 10, 2000, the Officers and Trustees owned less than 1% of any class of any Fund.

The following table indicates the ownership of record of the shareholders who, to the best knowledge of the Trust, were the owners of 5% or more of the outstanding shares of the Trust, as of November 10, 2000:

                                                                                                Record
                                                                                                Beneficial
Fifth Third Quality Growth Fund-Investment A Shares
---------------------------------------------------
FISERV Securities Inc.                                                                            70.37%
Trade House Account Club 53                                                                       70.37%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Quality Growth Fund-Investment B Shares
---------------------------------------------------

FISERV Securities Inc.                                                                             9.22%            9.22%
FAO 16090386
2005 Market St., Suite 1200


Philadelphia, PA 19103
FISERV Securities Inc.                                                                             5.22%
                                                                                                   5.22%
FAO 459343282
2005 Market St., Suite 1200
Philadelphia, PA 19103

Fifth Third Quality Growth Fund-Investment C Shares
---------------------------------------------------

FISERV Securities Inc.                                                                            96.12%
                                                                                                  96.12%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Quality Growth Fund-Institutional Shares
----------------------------------------------------

Fifth Third Bank                                                                                  52.87%
                                                                                                  49.17%
Trust and Investment Services C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                                                  24.10%
                                                                                                  21.45%
Trust and Investment Services R
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                                                  22.92%
                                                                                                  15.59%
Expediter
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Pinnacle Fund-Investment A Shares
---------------------------------------------

FISERV Securities Inc.                                                                            97.40%
                                                                                                  97.40%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Pinnacle Fund-Investment B Shares
---------------------------------------------

BISYS Fund Services Ohio, Inc.                                                                   100.00%
                                                                                                 100.00%
3435 Stelzer Road
Columbus, Ohio 43219

Fifth Third Pinnacle Fund-Investment C Shares
---------------------------------------------

FISERV Securities Inc.                                                                            97.85%
                                                                                                  97.85%
Trade House Account Club 53
2005 Market St.


Philadelphia, PA 19103
Fifth Third Pinnacle Fund-Institutional Shares
----------------------------------------------

Fifth Third Bank                                                                                  24.22%
Trust and Investment Services C                                                                   21.80%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                                                   9.26%
Trust and Investment Services R                                                                    5.65%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                                                  28.52%
Expediter                                                                                         17.40%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Equity Income Fund-Investment A Shares
--------------------------------------------------

FISERV Securities Inc.                                                                            98.85%
Trade House Account Club 53                                                                       98.85%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Equity Income - Investment B Shares
-----------------------------------------------

FISERV Securities Inc.                                                                            12.45%
FAO 45860653                                                                                      12.45%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                             9.50%
FAO 16758359                                                                                       9.50%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                            10.05%
FAO 16656817                                                                                      10.05%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                             9.05%
FAO 16146939                                                                                       9.05%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                            15.05%
                                                                                                  15.05%
FAO 45914825
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                            19.85%
                                                                                                  19.85%
FAO 16734207
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                                            21.64%
                                                                                                  21.64%
FAO 16612545
2005 Market St.
Philadelphia, PA 19103

Fifth Third Equity Income Fund-Investment C Shares
--------------------------------------------------

FISERV Securities Inc.                                               97.49%

Trade House Account Club 53                                          97.49%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Equity Income Fund-Institutional Shares
---------------------------------------------------

Fifth Third Bank                                                     92.12%

Trust and Investment Services C                                      91.19%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                      5.05%

Expediter                                                             2.42%
38 Foundation Square Plaza
Cincinnati, OH 45263

Fifth Third Balanced Fund-Investment A Shares
---------------------------------------------

FISERV Securities Inc.                                               95.04%

Trade House Account Club 53                                          95.04%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Balanced Fund-Investment B Shares
---------------------------------------------

FISERV Securities Inc.                                                5.72%

FAO 44081401                                                          5.72%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Balanced Fund-Investment C Shares
---------------------------------------------

FISERV Securities Inc.                                               98.40%

Trade House Account Club 53                                          98.40%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Balanced Fund-Institutional Shares
----------------------------------------------

Fifth Third Bank                                                     14.38%

Trust and Investment Services C                                      12.06%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     44.97%
                                                                     35.53%

Trust and Investment Services R
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     40.53%

Expediter                                                            31.61%
38 Fountain Square Plaza
Cincinnati, OH 45263
Fifth Third Mid Cap Fund-Investment A Shares
--------------------------------------------

FISERV Securities Inc.                                               92.85%

Trade House Account Club 53                                          92.85%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Mid Cap Fund-Investment B Shares
--------------------------------------------

FISERV Securities Inc.                                               10.69%

FAO 16070920                                                         10.69%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                8.54%

FAO 16657001                                                          8.54%
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                                5.14%

FAO 44075278                                                          5.14%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Mid Cap Fund-Investment C Shares
--------------------------------------------

FISERV Securities Inc.                                               99.79%

Trade House Account                                                  99.79%
2005 Market St.
Philadelphia, PA 19103

Fifth Third Mid Cap Fund-Institutional Shares
---------------------------------------------

Fifth Third Bank                                                     50.97%

Trust and Investment Services C                                      49.95%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     28.25%

Trust and Investment Services R                                      24.01%

38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     20.74%

Expediter                                                            15.35%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third International Equity Fund-Investment A Shares
---------------------------------------------------------

FISERV Securities                                                    99.32%

Trade House Account                                                  99.32%
2005 Market Street
Philadelphia, PA 19103

Fifth Third International Equity Fund-Investment B Shares
---------------------------------------------------------

FISERV Securities Inc.                                               18.84%
                                                                     18.84%
FAO 16323828
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                               16.37%
                                                                     16.37%
FAO 16734684
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                               20.32%
                                                                     20.32%
FAO 16141442
2005 Market St.
Philadelphia, PA 19103

FISERV Securities Inc.                                               27.07%
                                                                     27.07%
FAO 45914825
2005 Market St.
Philadelphia, PA 19103

Fifth Third International Equity Fund-Investment C Shares
---------------------------------------------------------

FISERV Securities                                                    87.74%
                                                                     87.74%
2005 Market St.
Philadelphia, PA 19103

LPL Financial Services                                                9.76%
                                                                      9.76%
AC 4091-7318
9785 Towne Centre Drive
San Diego, CA 92121

Fifth Third International Equity Fund-Institutional Shares
----------------------------------------------------------

Fifth Third Bank & Investment Services                               61.37%
                                                                     60.76%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank & Investment Services                               32.80%
                                                                     31.82%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank & Investment Services                                5.74%
                                                                      4.02%
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Quality Growth Fund-Investment A Shares
---------------------------------------------------

FISERV Securities Inc.                                               99.59%
                                                                     99.59%
Trade House Account Club 53
2005 Market Street
Philadelphia, PA 19103

Fifth Third Technology Fund-Investment B Shares
-----------------------------------------------

FISERV Securities Inc.                                               10.98%
                                                                     10.98%
FAO 16660701
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                                8.33%
                                                                      8.33%
FAO 45914825
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                                6.62%
                                                                      6.62%
FAO 16986851
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                                5.99%
                                                                      5.99%
FAO 16692716
2005 Market Street
Philadelphia, PA 19103

Fifth Third Quality Growth Fund-Investment C Shares
---------------------------------------------------

FISERV Securities Inc.                                               99.99%
                                                                     99.99%
Trade House Account Club 53
2005 Market Street
Philadelphia, PA 19103

Fifth Third Quality Growth Fund-Institutional Shares
----------------------------------------------------

Fifth Third Bank

38 Fountain Square 1090 F2                                           31.84%
Cincinnati, OH 45263                                                 31.52%

Fifth Third Bank                                                     66.61%
                                                                     66.61%
38 Fountain Square 1090 F2
Cincinnati, OH 45263

Fifth Third Bond Fund for Income-Investment A Shares
----------------------------------------------------

FISERV Securities Inc.                                               46.02%
                                                                     46.02%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Bond Fund for Income-Investment C Shares
-----------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Bond Fund for Income-Institutional Shares
-----------------------------------------------------

Fifth Third Bank                                                     95.76%
                                                                     95.76%
Trust and Investment Services C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Quality Bond Fund-Investment A Shares
-------------------------------------------------

FISERV Securities Inc.                                               99.83%
                                                                     99.83%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Quality Fund-Investment B Shares
--------------------------------------------

FISERV Securities Inc.                                                7.52%
                                                                      7.52%
FAO 45720380
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                               15.02%
                                                                     15.02%
FAO 45914825
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                               12.09%
                                                                     12.09%
FAO 16292431
2005 Market Street
Philadelphia, PA 19103

FISERV Securities Inc.                                               65.36%
                                                                     65.36%
FAO 44826279
2005 Market Street
Philadelphia, PA 19103

Fifth Third Quality Bond Fund-Investment C Shares
-------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Quality Bond Fund-Institutional Shares
--------------------------------------------------

Fifth Third Bank                                                     55.02%
                                                                     52.27%
Trust and Investment Services C
38 Fountain Square Plaza

Cincinnati, OH 45263

Fifth Third Bank                                                     37.47%
                                                                     28.48%
Trust and Investment Services R
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                      6.86%
                                                                      4.87%
Expediter
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Government Securities Fund-Investment A Shares
----------------------------------------------------------

FISERV Securities Inc.                                               99.89%
                                                                     99.89%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Government Securities Fund-Investment C Shares
----------------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Government Securities Fund-Institutional Shares
-----------------------------------------------------------

Fifth Third Bank                                                     49.75%
                                                                     48.76%
Trust and Investment Securities C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     35.60%
                                                                     32.75%
Trust and Investment Securities R
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Bank                                                     14.47%
                                                                     10.13%
Expediter
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Municipal Bond Fund-Investment A Shares
---------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Municipal Bond Fund-Investment C Shares
---------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Trade House Account Club 53
2005 Market St.

Philadelphia, PA 19103

Fifth Third Municipal Bond Fund-Institutional Shares
----------------------------------------------------

Fifth Third Bank                                                     99.44%
                                                                     98.45%
Trust and Investment Securities C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Ohio Tax Free Fund-Investment A Shares
--------------------------------------------------

FISERV Securities Inc.                                               99.65%
                                                                     99.65%
Trade House Account Non Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Ohio Tax Free Fund-Investment B Shares
--------------------------------------------------

BISYS Fund Services Ohio, Inc.                                         100%
                                                                       100%
3435 Stelzer Road
Columbus, Ohio 43219

Fifth Third Ohio Tax Free Fund-Investment C Shares
--------------------------------------------------

FISERV Securities Inc.                                               99.42%
                                                                     99.42%
Trade House Account Club 53
2005 Market St.
Philadelphia, PA 19103

Fifth Third Ohio Tax Free Fund-Institutional Shares
---------------------------------------------------

Fifth Third Bank                                                     99.08%
                                                                     96.11%
Trust and Investment Services C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third Government Money Market Fund-Investment A Shares
------------------------------------------------------------

FISERV Securities Inc.                                               90.30%
                                                                     90.30%
Attn Cash Sweep Department
2005 Market St., 14/th/ Floor
Philadelphia, PA 19103

Fifth Third Government Money Market Fund-Institutional Shares
-------------------------------------------------------------

Fifth Third Bank Trust Dept                                          99.13%
                                                                     99.13%
Fifth Third Mutual Funds Department
PO Box 630074
Cincinnati, OH 45263

Fifth Third Prime Money Market Fund-Investment A Shares
-------------------------------------------------------

FISERV Securities Inc.                                                 100%
                                                                       100%
Attn Cash Sweep Department
2005 Market St., 14/th/ Floor
Philadelphia, PA 19103

Fifth Third Prime Money Market Fund-Investment B Shares
-------------------------------------------------------

FISERV Securities Inc.                                               99.91%
                                                                     99.91%
FAO 16147689
2005 Market St., Suite 1200
Philadelphia, PA 19103

Fifth Third Prime Money Market Fund-Institutional Shares
--------------------------------------------------------

Fifth Third Bank Trust Dept                                          92.14%
                                                                     92.14%
38 Fountain Square Plaza
Cincinnati, OH 45202

Fifth Third Tax Exempt Money Market Fund-Investment A Shares
------------------------------------------------------------

FISERV Securities Inc.                                               92.69%
                                                                     92.69%
Attn Cash Sweep Department
2005 Market St., 14/th/ Floor
Philadelphia, PA 19103

Fifth Third Tax Exempt Money Market Fund-Institutional Shares
-------------------------------------------------------------

Fifth Third Bank                                                     93.56%
                                                                     92.62%
Trust and Investment Services C
38 Fountain Square Plaza
Cincinnati, OH 45263

Fifth Third U.S. Treasury Money Market Fund-Institutional Shares
-----------------------------------------------------------------

Fifth Third Bank Trust Dept                                          85.36%
                                                                     85.36%
Fifth Third Mutual Funds Department
PO Box 630074
Cincinnati, OH 45263

Trustees' Compensation

                                                                     Aggregate Compensation
Name and Position with Trust                                               from Trust*
----------------------------                                               -----------
Edward Burke Carey, Trustee                                                   $7,800
Lee A. Carter, Trustee                                                        $7,800
Albert E. Harris, Trustee, Chairman of the Board                              $9,800

* Information is furnished for the fiscal year ended July 31, 2000. The Trust is the only investment company in the Fund complex.

Trustee Liability


The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

Codes of Ethics

Each of the Trust, Fifth Third Bank, Heartland, Morgan Stanley Dean Witter Investment Management Inc., and Fort Washington Investment Advisors, Inc. as investment advisor or investment sub-advisor to one or more Funds, and

BISYS, Fund Services Limited Partnership ("BISYS"), as distributor of Fund shares, has adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code permits personnel subject to the code to invest in securities that may be purchased or held by the Funds.

                          INVESTMENT ADVISORY SERVICES

Investment Advisors to the Trust

Fifth Third Bank serves as investment advisor to all Funds other than Pinnacle Fund. It provides investment advisory services through its Trust and Investment Division. The Trust's advisor to the Pinnacle Fund is Heartland. Fifth Third Bank and Heartland are wholly-owned subsidiaries of Fifth Third Bancorp.

Neither advisor shall be liable to the Trust, a Fund, or any shareholder of any of the Funds for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

Because of the internal controls maintained by Fifth Third Bank and Heartland to restrict the flow of non-public information, a Fund's investments are typically made without any knowledge of Fifth Third Bank's, Heartland's or affiliates' lending relationship with an issuer.

Advisory Fees

For its advisory services, Fifth Third Bank receives an annual investment advisory fee as described in the prospectus. The following shows all investment advisory fees incurred by the Funds and the amounts of those fees that were voluntarily waived or reimbursed by the Advisor for the fiscal years ended July 31, 2000, July 31, 1999, and July 31, 1998 (amounts in thousands):


                                         Year ended     Amount      Year ended       Amount       Year ended       Amount
Fund Name                             July 31, 2000  Waived-2000   July 31, 1999   Waived-1999   July 31, 1998  Waived-1998
---------                             -------------  -----------   -------------   -----------   -------------  -----------
  Government Securities Fund            $  267        $   56           $  261       $   38          $  228         $ 33
  Quality Bond Fund                        929            --              680           --             545           --
  Ohio Tax Free Bond Fund                1,057            --            1,122           79             980           --
  Quality Growth Fund                    7,067            --            4,920           --           3,810           --
  Mid Cap Fund                           1,932            --            1,753           --           1,725           --
  Balanced Fund                          2,036            --            1,673           --           1,217           --
  International Equity Fund              2,037            --            1,634           --           1,471           --
  Equity Income Fund                     1,081            --            1,311           --           1,088           --
  Bond Fund For Income                   1,252            --            1,369           --             938           --
  Municipal Bond Fund                      662            --              661           --             591           --
  Cardinal Fund                          1,482            12            1,364*          --             n/a          n/a
  Pinnacle Fund                            952            --              586           --             129           --
  Government Money Market Fund           2,274            --            2,789           --           1,284           52
  Prime Money Market Fund                2,260           113            1,657           83           1,762           88
  Tax Exempt Money Market Fund             477           477              185           60*            n/a          n/a
  U.S. Treasury Money Market Fund        3,627         1,269            3,707        1,298           2,795          978
  Technology Fund                           89.           --

/*/ Reflects the period from October 1, 1998 through July 31, 1999.
 .     Reflects the period from June 5, 2000 through July 31, 2000.

Sub-advisors

Morgan Stanley is the sub-advisor to International Equity Fund under the terms of a Sub-advisory Agreement between Fifth Third Bank and Morgan Stanley. Fort Washington Investment Advisors, Inc. is the Sub-advisor to Ohio Money Market Fund under the terms of a Sub-advisory Agreement between Fifth Third Bank and Fort Washington Investment Advisors, Inc. Fort Washington Investment Advisors, Inc. is a subsidiary of The Western and Southern Life Insurance Company.

Sub-advisory Fees

For its sub-advisory services, Morgan Stanley receives an annual sub-advisory fee paid by the Advisor as described in the prospectus.

For the year ended July 31, 1998, Morgan Stanley earned fees from the Advisor for the International Equity Fund of $777,259. For the year ended July 31, 1999, Morgan Stanley earned fees from International Equity Fund of $735,375. For the year ended July 31, 2000, Morgan Stanley earned fees of $1,998,111 from the International Equity Fund.

Administrative Services

BISYS, 3435 Stelzer Road, Columbus, Ohio 43219, provided administrative personnel and services to the Funds for the fees set forth in the prospectus. The following shows all fees earned by BISYS for providing administrative services to the Funds, and the amounts of those fees that were voluntarily waived, for the years ended July 31, 1998, July 31, 1999, and July 31, 2000 (amounts in thousands):


                                        Year ended     Amount        Year ended      Amount       Year ended      Amount
             Fund Name                July 31, 2000  Waived-2000   July 31, 1999   Waived-1999   July 31, 1998  Waived-1998
             ---------                -------------  -----------   -------------   -----------   -------------  -----------
  Government Securities Fund            $   80           $ 49          $   83          $ 46         $   76         $ 41
  Quality Bond Fund                        295            143             217           120            180           99
  Ohio Tax Free Fund                       331             68             358           176            324          142
  Quality Growth Fund                    1,556            252           1,079           290            865          100
  Mid Cap Fund                             412            126             385           156            383          116
  Balanced Fund                            448            151             367            91            277          116
  International Equity Fund                355             --             292            --            265           --
  Equity Income Fund                       237             81             288            75            247          113
  Bond Fund For Income                     401             87             437            70            310          111
  Municipal Bond Fund                      206            120             211           116            196          108
  Cardinal Fund                            434            210             400*           25            n/a          n/a
  Pinnacle Fund                            203             --             129             9             22           11
  Government Money Market Fund           1,060            381           1,245           697            582          321
  Prime Money Market Fund                  958            463             741           372            801          441
  Tax Exempt Money Market Fund             167             22              66*           37            n/a          n/a
  U.S. Treasury Money Market Fund        1,539            907           1,659           927          1,267          699
  Technology Fund                           14.            --


/*/ Reflects the period from October 1, 1998 through July 31, 1999.
 .     Reflects the period from June 5, 2000 through July 31, 2000.

Fifth Third Bank performs sub-administration services on behalf of each Fund (other than Funds in existence for less than one year), for which it receives compensation from BISYS Fund Services L.P. For the years ended July 31, 1998, July 31, 1999, and July 31, 2000, Fifth Third Bank earned the following sub-administrative fees (Amounts in Thousands):


                                                          Year Ended            Year Ended             Year Ended
             Fund Name                                  July 31, 2000          July 31, 1999          July 31, 1998
             ---------                                  -------------          -------------          -------------
  Government Securities Fund                                    $14                           $12                    $10
  Quality Bond Fund                                             $49                           $31                    $24
  Ohio Tax Free Fund                                            $48                           $51                    $44
  Quality Growth Fund                                          $253                          $154                   $118
  Mid Cap Fund                                                  $82                           $55                    $53
  Balanced Fund                                                 $72                           $52                    $38
  International Equity Fund                                     $57                           $41                    $36
  Equity Income Fund                                            $38                           $41                    $33

  Bond Fund for Income                                          $64                           $62                    $42
  Municipal Bond Fund                                           $34                           $30                    $27
  Cardinal Fund                                                 $70                           $68                    n/a
  Pinnacle Fund                                                 $33                           $18                     $3
  Government Money Market Fund                                 $159                          $174                    $79
  Prime Money Market Fund                                      $162                          $104                   $109
  Tax Exempt Money Market Fund                                  $27                           $11                    n/a
  U.S. Treasury Money Market Fund                              $256                          $232                   $172
  Technology Fund                                                $0.                          n/a                    n/a

 .Reflects the period from June 5, 2000 through July 31, 2000

Custody of Fund Assets

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Pursuant to an agreement with Fifth Third Bank, The Bank of New York, acts as the International Equity Fund's sub-custodian for foreign assets held outside the United States and employs sub- custodians. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses. For fiscal years ended July 31, 2000, July 31, 1999, and July 31, 1998, those fees were approximately $503,000 $510,000 and $449,000, respectively.

Transfer Agent and Dividend Disbursing Agent

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Funds. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders. Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Funds' average net assets for the period plus out-of-pocket expenses. The following shows all fees earned by Fifth Third for providing transfer agency and dividend disbursing agency services, and the amounts of those fees that were voluntarily waived, for the years ended July 31, 2000, July 31, 1999, and July 31, 1998 (amounts in thousands):


                                                    Year Ended July 31,      Year Ended July 31,       Year Ended July 31,
   Fund Name                                              2000                     1999                       1998
   ---------                                              ----                     ----                       ----
   Government Securities Fund                                $14                     $16                        $12
   Quality Bond Fund                                         $30                     $28                        $19
   Ohio Tax Free Fund                                        $19                     $44                        $28
   Quality Growth Fund                                       $95                     $90                        $25
   Mid Cap Fund                                              $45                     $51                        $36
   Balanced Fund                                             $50                     $32                        $14
   International Equity Fund                                $115                     $73                        $51
   Equity Income Fund                                        $25                     $30                        $24
   Bond Fund for Income                                      $39                     $28                        $22
   Municipal Bond Fund                                       $22                     $25                        $23
   Cardinal Fund                                            $123                     $28                        n/a
   Pinnacle Fund                                             $31                     $38                        $10
   Government Money Market Fund                              $24                    $285                        $14
   Prime Money Market Fund                                   $34                     $23                        $28
   Tax Exempt Money Market Fund                              $25                     $52                        n/a
   U.S. Treasury Money Market Fund                           $43                     $35                        $25
   Technology Fund                                            $3.                    n/a                        n/a


 .Reflects the period from June 5, 2000 through July 31, 2000.

BISYS serves as the sub-transfer agent for the Funds. The fee paid for this service is based upon the level of the Fund's average daily net assets ("asset based fee") plus out-of-pocket expenses. In the event, the combined net assets of all of the Funds fall below $3.5 billion at any time during the period, the fee paid shall be the sum of the asset-based fee and an account-based fee.

LEGAL COUNSEL
-------------
Ropes & Gray, Suite 800 East, One Franklin Square, 1301 K Street, N.W., Washington, D.C. 20005 is counsel to the Funds.

                             BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisors and Sub-advisors look for prompt execution of the order at a favorable price. In working with dealers, the Advisors and Sub-advisors will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisors and Sub-advisors make decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisors and Sub-advisors may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Funds or to the Advisors and Sub-advisors and may include advice as to the advisability of investing in securities, security analysis and reports, economic studies, industry studies, receipt of quotations for portfolio evaluations, and similar services.

The Advisors and Sub-advisors and their affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided. For the fiscal year ended July 31, 2000, the Funds paid brokerage commissions in exchange for the brokerage and research services described above in the following amounts: Cardinal, $9,100 of the $71,894 total brokerage commissions paid; Technology, $7,365 of the $35,245 total brokerage commissions paid; Balanced, $27,012 of the $124,465 total brokerage commission paid; Equity Income $49,230 of the $171,911 total brokerage commissions paid; Mid Cap, $69,677 of the $243,226 total brokerage commissions paid; Municipal, $14,498 of the $14,498 total brokerage commissions paid; Pinnacle, $105,572 of the $150,161 total brokerage commissions paid; and Quality Growth, $53,138 of the $347,918 total brokerage commissions paid. For the fiscal year ended July 31, 1999, the Funds paid brokerage commissions in exchange for brokerage and research services described above in the following amounts: Ohio Tax Free Bond, $2,767 of the $2,767 total brokerage commissions paid; Quality Growth, $87,290 of the $438,887 total brokerage commissions paid; Mid Cap, $44,181 of the $309,794 total brokerage commissions paid; Balanced, $26,749 of the $142,315 total brokerage commissions paid; Equity Income, $67,699 of the $263,461 total brokerage commissions paid; Bond Fund for Income, $700 of the $700 total brokerage commissions paid; Municipal Bond, $2,740 of the $2,740 total brokerage commissions paid; Cardinal, $196,608 of the $196,608 total brokerage commissions paid; and Pinnacle, $134,823 of the $134,823 total brokerage commissions paid. For the fiscal year ended July 31, 1998, the Funds paid brokerage commissions in exchange for the brokerage and research serviced described above in the following amounts: U.S Government Securities, $1,250 of the $1,250 total brokerage commissions paid; Bond Fund for Income, $625 of the $625 total brokerage commissions paid; Cardinal, $6,600 of the $118,629 total brokerage commissions paid; Quality Bond, $300 of the $300 total brokerage commissions paid; Balanced, $18,142 of the $110,392 total brokerage commissions paid; Equity Income, $20,661 of the $156,975 total brokerage commissions paid; Mid Cap, $41,903 of the $230,000 total brokerage commissions paid; Municipal, $2,000 of the $2,000 total brokerage commissions paid; Pinnacle, $12,127 of the $16,967 total brokerage commissions paid; Quality Growth, $83,964 of the $489,266 total brokerage commission paid.

Research services provided by brokers may be used by the Advisors and Sub-advisors in advising the Funds and other accounts. To the extent that receipt of these services may supplant services for which the Advisors and Sub-advisors or their affiliates might otherwise have paid, it would tend to reduce their expenses.

Allocation of transactions, including their frequency, to various dealers is determined by fifth Third Bank and each Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to Shareholders. The Major consideration in allocating brokerage business is the assurance that best execution is being received on all transactions effected for all accounts. Brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in Section 28(e) of the Securities Exchange Act of 1934. Information so received is sin addition to and not in lieu of services required to be performed by Fifth Third Bank and each Sub-Adviser and does not reduce the advisory fees payable to Fifth Third or each Sub-Adviser. Such information may be useful to Fifth Third Bank or each Sub-Adviser in serving both the Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the Fifth Third Bank or each Sub-Adviser in carrying out its obligations to the Funds.

Although investment decisions for the Funds are made independently from those of the other accounts managed by the Advisors and Sub-advisors, the Advisors and Sub-advisors may invest Fund assets in the same securities and at the same time as they invest assets of other accounts that they manage. When one of the Funds and one or more other accounts managed by the Advisors and Sub- advisors are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisors and Sub-advisors to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Funds or the size of the position obtained or disposed of by the Funds. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Funds.

During the fiscal year ended July 31, 2000, the Funds acquired securities of the Funds' regular brokers or dealers or their parents as follows:

Fund                                   Security                          Principal/Shares                Market Value
----                                   --------                          ----------------                -----------
Balanced Fund                          A.G.Edwards, Inc.                 40,000                           $2,115,000

International Equity                   ABN Amro Holdings NV              24,826                             $602,000
                                       Credit Suisse Group, Registered       75                              $22,000
                                       UBS AG, Registered                 6,464                             $932,000

Equity Income Fund                     A.G.Edwards Inc.                  78,000                           $4,124,000

Pinnacle Fund                          Merrill Lynch & Co., Inc.         23,515                           $3,039,000

Mid Cap Fund                           A.G.Edwards, Inc.                 250,000                         $13,219,000

Brokerage commissions paid by the Funds in secondary trading are as follows:


                                             Fiscal Year Ended             Fiscal Year Ended         Fiscal Year Ended
   Fund Name                                   July 31, 1998                 July 31, 2000             July 31, 1999
   ---------                                   -------------                 -------------             -------------
   Government Securities Fund                         n/a                                 n/a                  $1,250
   Quality Bond Fund                                  n/a                                 n/a                    $300
   Ohio Tax Free Fund                                 n/a                              $2,768                     n/a
   Quality Growth Fund                           $347,918                            $405,487                $495,026
   Mid Cap Fund                                  $243,226                            $313,878                $230,000
   Balanced Fund                                 $124,465                            $145,176                $111,172
   International Equity Fund                      $34,299                            $114,330                $163,055

   Equity Income Fund                            $171,911                            $281,046                $156,975
   Bond Fund For Income                               n/a                                 n/a                    $625
   Municipal Bond Fund                            $14,498                              $2,740                  $2,000
   Cardinal Fund                                 $231,463                            $231,463                $118,629
   Pinnacle Fund                                 $150,161                            $141,898                 $16,967
   Government Money Market Fund                       n/a                                 n/a                     n/a
   Prime Money Market Fund                            n/a                                 n/a                     n/a
   Tax Exempt Money Market Fund                       n/a                                 n/a                     n/a
   U.S. Treasury Money Market Fund                    n/a                                 n/a                     n/a
   Technology Fund                                $35,245                                 n/a                     n/a

Reflects the period from 5, 2000 through July 31, 2000.

                                PURCHASING SHARES

Shares of the Funds are sold at their net asset value, less any applicable sales charge on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Investment A Shares, Investment B Shares, Investment C Shares or Institutional Class Shares of the Funds is explained in the prospectus for such Fund and Class under "Investing in the Funds."

Distribution Plan and Administrative Services Agreement (Investment C Shares
Only)

With respect to Investment A Shares, Investment B Shares and Investment C Shares of the Funds, the Trust has adopted a Plan pursuant to Rule l2b-1 which was promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act of 1940. The Plan provides for payment of fees to the distributor to finance any activity which is principally intended to result in the sale of a Fund's Shares subject to the Plan. Such activities may include the advertising and marketing of Shares; preparing printing, and distributing prospectuses and sales literature to prospective shareholders, brokers, or administrators; and implementing and operating the Plan. Pursuant to the Plan, the distributor may enter into agreements to pay fees to brokers for distribution and administrative support services and to other participating financial institutions and persons for distribution assistance and support services to the Funds and their shareholders. The administrative services are provided by a representative who has knowledge of the shareholder's particular circumstances and goals, and include, but are not limited to: communicating account openings; communicating account closings; entering purchase transactions; entering redemption transactions; providing or arranging to provide accounting support for all transactions, wiring funds and receiving funds for Share purchases and redemptions, confirming and reconciling all transactions, reviewing the activity in Fund accounts, and providing training and supervision of broker personnel; posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Funds' transfer agent; and maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of Shares and prospective shareholders.

The Trustees expect that the Plan will result in the sale of a sufficient number of Shares so as to allow a Fund to achieve economic viability. It is also anticipated that an increase in the size of a Fund will facilitate more efficient portfolio management and assist a Fund in seeking to achieve its investment objective.

Pursuant to the Plan, with respect to Investment A Shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment A Shares of each applicable Fund held during the month.

Pursuant to the Plan, with respect to Investment B Shares, the Funds which offer Investment B Shares, are authorized to compensate the distributor at the annual rate of up to 1.00% of the average aggregate net asset value of the Investment B Shares of each applicable Fund held during the month. Investment B Shares are new and the Funds have not accrued or paid any 12b-1 fees for these Shares.

Pursuant to the Plan, with respect to Investment C Shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.75% of the average aggregate net asset value of the Investment C Shares of each applicable Fund held during the month. For the fiscal year ended July 31, 2000, the received $ pursuant to the Plan. For the fiscal year ended July 31, 1999, the Distributor received $119,000 pursuant to the Plan.

With respect to Investment C Shares, the Trust may enter into an Administrative Service Agreement to permit the payment of fees to financial institutions, including Fifth Third Bank, to cause services to be provided to shareholders by a representative who has knowledge of the shareholder's particular circumstances and goals. Benefits to shareholders of Investment C Shares of the Funds may include: (1) providing personal services to shareholders; (2) investing shareholder assets with a minimum of delay and administrative detail; (3) enhancing shareholder recordkeeping systems; and (4) responding promptly to shareholders' requests and inquiries concerning their accounts.

For the fiscal year ended July 31, 2000, the Funds paid $ to Fifth Third Bank to compensate BHC Securities, Inc. for providing administrative services to Investment C Shares of the Funds.

Purchases with Proceeds from Redemptions of Unaffiliated Mutual Fund Shares

Investors may purchase Investment A Shares of the Funds at net asset value, without a sales charge, with the proceeds from the redemption of shares of an unaffiliated mutual fund that is not a money market or stable net asset value fund. If the purchase of Investment A Shares is made with proceeds from the redemption of mutual fund shares that were not sold with a sales charge or commission, the investor must have held such mutual fund shares for at least 90 days to be eligible for the purchase of Investment A Shares at net asset value. The purchase must be made within 60 days of the redemption, and the Funds must be notified by the investor in writing, or by his financial institution, at the time the purchase is made.

Conversion of Investment B Shares to Investment A Shares

A shareholder's Investment B Shares of the Fund, including all Shares received as dividends or distributions with respect to such Shares, will automatically convert to Investment A Shares of the Fund at the end of eight years following the issuance of such Shares, consequently, they will no longer be subject to the higher expenses borne by Investment B Shares. The conversion rate will be determined on the basis of the relative per Share net asset values of the two classes and may result in a shareholder receiving either a greater or fewer number of Investment A Shares than the Shares so converted.

Conversion to Federal Funds

It is the Funds' policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

Exchanging Securities for Fund Shares

Investors may exchange securities they already own for Shares of a Fund or they may exchange a combination of securities and cash for Fund Shares. Any securities to be exchanged must, in the opinion of the Advisor, meet the investment objective and policies of each Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. A Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by the Advisor.

A Fund values such securities in the same manner as a Fund values its assets. The basis of the exchange will depend upon the net asset value of Shares of a Fund on the day the securities are valued. One Share of a Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of a Fund, along with the securities.

     Payments to Dealers

     Authorized broker-dealers, financial institutions and other financial intermediaries who sell shares of Fifth Third Funds and perform services for fund investors may receive sales commissions, annual fees and other compensation. Such compensation is paid by the Distributor using money from sales charges, distribution/service (12b-1) fees and its other resources. From time to time, the Distributor may elect to pay up to the following amounts:

                AMOUNT OF                       INVESTMENT
           INVESTMENT ($)                        A SHARES
           --------------                        --------
Under 50,000                                          3.825%
50,000 but under 100,000                               3.40%
100,000 but under 150,000                              2.55%

150,000 but under 250,000                              1.70%
250,000 but under 500,000                              0.85%
500,000 and above                                      0.50%*
-----------------

* A 1% contingent deferred sales charge shall apply on any portion redeemed within one year of purchase. Such charge will be applied to the value of the assets redeemed at the time of purchase or at the time of redemption, whichever is lower. Payment is available to those financial professionals with an agreement with the Distributor which provides for such payment. The Distributor currently imposes no additional conditions on an any financial professional to amend its agreement with the Distributor to provide for such payment.

Under certain circumstances the Distributor and/or the Advisor may use its own funds to compensate broker-dealers, financial institutions, and intermediaries in amounts that are additional to the amounts paid by the Distributor.

Brokers and agents may charge a transaction fee on the purchase or sale of shares by shareholders.

                                REDEEMING SHARES

Shares are redeemed at the next computed net asset value after a Fund receives the redemption request, less any contingent deferred sales charge. Redemption procedures are explained in the prospectus under "Redeeming Shares." Although the Funds do not charge for telephone redemptions, they reserve the right to charge a fee for the cost of wire-transferred redemptions.

Investment A Shares and Investment C Shares redeemed within one (1) year of purchase and Investment B Shares redeemed within six (6) years of purchase may be subject to a contingent deferred sales charge. The contingent deferred sales charge may be reduced with respect to a particular shareholder where a financial institution selling Investment B and/or Investment C Shares elects not to receive a commission from the distributor with respect to its sale of such Shares.

Redemption in Kind

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem Shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of a Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

Postponement of Redemptions

No Fund may suspend the right of redemption or postpone the date of payment of redemption proceeds for more than seven days, except that (a) it may elect to suspend the redemption of shares or postpone the date of payment of redemption proceeds: (1) during any period that the NYSE is closed (other than customary weekend and holiday closings) or trading on the NYSE is restricted; (2) during any period in which an emergency exists as a result of which disposal of portfolio securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Fund's net asset values; or (3) during such other periods as the SEC may by order permit for the protection of investors; and (b) the payment of redemption proceeds may be postponed as otherwise provided in this Statement of Additional Information.

                           DETERMINING NET ASSET VALUE

Net asset values of the Funds generally may change each day. The days on which the net asset value is calculated by these Funds are described in the prospectus. The Money Market attempt to maintain a net asset value per share of $1.00.

Determining Market Value of Securities

The value of the Funds' portfolio securities (with the exception of the Money Market) are determined as follows:

 . for equity securities, according to the last sale price on a national securities exchange, if available;

 . in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

 . for unlisted equity securities, the latest bid prices;

 . for bonds and other fixed income securities, as determined by an independent pricing service;

 . for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

 . for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

The Funds will value futures contracts, options and put options on financial futures at their market values established by the exchanges at the close of option trading on such exchanges unless the Trustees determine in good faith that another method of valuing option positions is necessary to appraise their fair value.

Valuing Municipal Bonds

With respect to Ohio Tax Free Fund and Municipal Bond Fund, the Trustees use an independent pricing service to value municipal bonds. The independent pricing service takes into consideration yield, stability, risk, quality, coupon rate, maturity, type of issue, trading characteristics, special circumstances of a security or trading market, and any other factors or market data it considers relevant in determining valuations for normal institutional size trading units of debt securities, and does not rely exclusively on quoted prices.

Use of Amortized Cost

The Trustees have decided that the fair value of debt securities authorized to be purchased by the Money Market and by the other Fund with remaining maturities of 60 days or less at the time of purchase may be their amortized cost value, unless the particular circumstances of the security indicate otherwise. Under this method, portfolio instruments and assets are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. The Trustees continually assess this method of valuation and recommends changes where necessary to assure that the Fund's portfolio instruments are valued at their fair value as determined in good faith by the Trustees.

Monitoring Procedures

For the Money Market, the Trustees' procedures include monitoring the relationship between the amortized cost value per share and the net asset value per share based upon available indications of market values. The Trustees will decide what, if any, steps should be taken if there is a difference of more than 0.50% of 1% between the two values. The Trustees will take any steps they consider appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining net asset value.

Investment Restrictions

For the Money Market, SEC rules require that a Money Market limit its investments to instruments that, in the opinion of the Trustees or their delegate, present minimal credit risks and if rated, have received the requisite rating from one or more nationally recognized statistical rating organizations. If the instruments are not related, the Trustees or their delegate must determine that they are of comparable quality. Shares of investment companies purchased by a Money Market will meet these same criteria and will have investment policies consistent with the Rule. The Rule also requires a Money Market to maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to the objective of maintaining a stable net asset value of $1.00 per share. In addition, no instruments with a remaining maturity of more than 397 days can be purchased by a Money Market Fund. Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, a Money Market will invest its available cash to reduce the average maturity to 90 days or less as soon as possible.

A Money Market may attempt to increase yield by trading portfolio securities to take advantage of short-term market variations. This policy may, from time to time, result in high portfolio turnover. Under the amortized cost method of valuation, neither the amount of daily income nor the net asset value is affected by any unrealized appreciation or depreciation of the portfolio. In periods of declining interest rates, the indicated daily yield on shares of a Money Market computed by dividing the annualized daily income on the Fund's portfolio by the net asset value computed as above may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates.

In periods of rising interest rates, the indicated daily yield on shares of a Money Market computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

Trading in Foreign Securities

Trading in foreign securities may be completed at times which vary from the closing of regular trading on the New York Stock Exchange. In computing the net asset value, the Funds (other than the Money Market Funds) value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the New York Stock Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the New York Stock Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the New York Stock Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trustees, although the actual calculation may be done by others.

                                   TAX STATUS

Qualification as a Regulated Investment Company

Each Fund intends to qualify annually as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to so qualify and to qualify for the special tax treatment accorded regulated investment companies and their Shareholders, a Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities, and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;
(b) each year distribute at least 90% of its dividends, interest (including tax-exempt interest), certain other income and the excess, if any, of its net short-term capital gains over its net long-term capital losses; and (c) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends). If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income.

If a Fund fails to distribute in a calendar year substantially all of its ordinary income for the year and substantially all its net capital gain income for the one-year period ending October 31 of the year (and any retained amount from the prior calendar year), the Fund will be subject to a non-deductible 4% excise tax on the undistributed amounts.

Distributions

Each Fund will distribute at least annually any taxable income or realized capital gains. Distributions of any taxable net investment income and net short-term capital gain are taxable as ordinary income. Distributions of each Fund's net capital gain (i.e., the excess of a Fund's net long-term capital gain over net short-term capital loss), if any, are taxable as long-term capital gains, regardless of how long a Shareholder has held Fund shares. Distributions of taxable income or capital gains are taxable to Fund shareholders whether received in cash or in Fund shares through automatic reinvestment. Any dividend declared by a Fund to Shareholders of record on a date in October, November or December generally is deemed to have been received by its Shareholders on December 31 of such year (and paid by the Fund on or before such time) provided that the dividend actually is paid during January of the following year.

If a Fund makes a distribution in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of a Shareholder's tax basis in Fund shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares.

Selling Shares

Shareholders who sell Fund Shares will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the Fund Shares and the amount received. If Fund Shareholders hold their Fund Shares as capital assets, the gain or loss will be a capital gain or loss. The tax rate generally applicable to net capital gains recognized by individuals and other noncorporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or
(ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as capital gain dividends). For taxable years beginning after December 31, 2000, the maximum capital gain tax rate for capital assets (including Fund Shares) held by a non-corporate Shareholder for more than 5 years will be 8 percent and 18 percent (rather than 10 percent and 20 percent). The 18-percent rate applies only to assets the holding period for which begins after December 31, 2000 (including by way of an election to mark the asset to the market, and to pay the tax on any gain thereon, as of January 2, 2001). The mark-to-market election may be disadvantageous from a federal tax perspective, and Shareholders should consult their tax advisors before making such an election.

Any loss will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those Fund Shares. For purposes of determining whether Fund Shares have been held for six months or less, the holding period is suspended for any periods during which your risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. In addition, any loss realized on a sale or exchange of Fund Shares will be disallowed to the extent that Fund Shareholders replace the disposed of Fund Shares with other Fund Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition, which could, for example, occur as a result of automatic dividend reinvestment. In such an event, a Fund Shareholder's basis in the replacement Fund Shares will be adjusted to reflect the disallowed loss.

Borrowing

If a Fund Shareholder borrows money to buy Fund Shares, such Shareholder may not deduct the interest on that loan. Under Internal Revenue Service rules, Fund Shares may be treated as having been bought with borrowed money even if the purchase of the Fund Shares cannot be traced directly to borrowed money.

Hedging

If a Fund engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sales, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

Certain of a Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If a Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income),
(ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Discount Securities

A Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

Backup Withholding

The Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends and other distributions paid to any Shareholder who has provided either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure to properly include on his or her tax return payments of interest or dividends.

The foregoing discussion and the one below regarding the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund under "TAX STATUS" is only a summary of some of the important Federal tax considerations generally affecting purchasers of the Funds' Shares. No attempt has been made to present a detailed explanation of the Federal income tax treatment of the Funds, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of the Funds' Shares are urged to consult their tax advisers with specific reference to their own tax situation. Foreign Shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in the Funds. In addition, this discussion is based on tax laws and regulations that are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive.

Additional Tax Information Concerning the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund

Federal Taxation. As indicated in their respective Prospectuses, the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund are designed to provide individual Shareholders with current tax-exempt interest income. None of these Funds is intended to constitute a balanced investment program or is designed for investors seeking capital appreciation. Shares of the Funds may not be suitable for tax-exempt institutions, retirement plans qualified under Section 401 of the Code, H.R. 10 plans, and individual retirement accounts because such institutions, plans and accounts are generally tax-exempt and, therefore, would not gain any additional benefit from the Funds' dividends being tax-exempt, and such dividends would ultimately be taxable to the plan and account beneficiaries when distributed to them.

The Code permits a regulated investment company that invests at least 50% of its total assets in tax-free municipal securities (at the close of each quarter of the Fund's taxable year) to pass through to its investors, tax-free, net municipal securities interest income to the extent such interest would be exempt if earned directly. Because the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund intend to be qualified to pay such exempt-interest dividends, these Funds will be limited in their ability to enter into taxable transactions, such as forward commitments, repurchase agreements, securities lending transactions, financial futures and options contracts on financial futures, tax-exempt bond indices and other assets. The policy of the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund is to pay at least annually as dividends substantially all of each Fund's municipal securities interest income net of certain deductions. An exempt-interest dividend is any dividend or part thereof derived from interest excludable from gross income and designated as an exempt-interest dividend in a written notice mailed to Shareholders after the close of such Fund's taxable year, but the aggregate of such dividends may not exceed the net municipal securities interest received by each Fund during the taxable year.

Exempt-interest dividends may be treated by Shareholders of the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund as items of interest excludable from their gross income. However, each such Shareholder is advised to consult his or her tax adviser with respect to whether exempt-interest dividends would remain excludable if such Shareholder were treated as a "substantial user" or a "related person" to such user with respect to facilities financed through any of the tax-exempt obligations held by such Funds. In addition, exempt-interest dividends may be taxable for federal alternative minimum tax purposes and for state and local purposes.

The Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund will distribute substantially all of any investment company taxable income for each taxable year. In general, a Fund's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gains for the taxable year over the net short-term capital loss, if any, for such year. Distributions of such income will be taxable to Shareholders as ordinary income. The dividends-received deduction for corporations is not expected to apply to such distributions.

Because Fund expenses attributable to earning tax-exempt income do not reduce the Fund's current earnings and profits, a portion of any distribution in excess of the Fund's net tax-exempt and taxable income may be considered as paid out of the Fund's earnings and profits and may therefore be treated as a taxable dividend (even though that portion represents a return of the Fund's capital).

Shareholders receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax-exempt income (including exempt-interest dividends distributed by the Funds).

A Fund's investments in municipal securities issued at a discount and certain other portfolio positions will require the Fund to accrue and distribute income and gains not yet received. In such cases, a Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore eliminate any tax liability at the Fund level.

Like the other Funds, if for any taxable year the Ohio Tax Free Fund, the Municipal Bond Fund and the Tax Exempt Money Market Fund do not qualify for the special tax treatment afforded regulated investment companies, all of such Fund's taxable income will be subject to tax at regular corporate rates (without any deduction for distributions to Shareholders), and municipal securities interest income, although not taxable to the Funds themselves, would be taxable to Shareholders as ordinary income when distributed as dividends.

Foreign Taxes

Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. If at the end of a Fund's fiscal year more than 50% of the value of its total assets represents securities of foreign corporations, the Fund will be eligible to make an election permitted by the Code to treat any foreign taxes paid by it on securities it has held for at least the minimum period specified in the Code as having been paid directly by the Fund's Shareholders in connection with the Fund's dividends received by them. In this case, Shareholders generally will be required to include in U.S. taxable income their pro rata share of such taxes, and those Shareholders who are U.S. citizens, U.S. corporations and, in some cases, U.S. residents will be entitled to deduct their share of such taxes. Alternatively, such Shareholders who hold Fund Shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date will be entitled to claim a foreign tax credit for their share of these taxes. If a Fund makes the election, it will report annually to its Shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and U.S. possessions.

                             PERFORMANCE INFORMATION

Total Return (1)
                              Institutional Shares
                           Average Annual Total Return
                       For the Period Ended July 31, 2000

                                                                                                            Since
Fund Name                                                      1 Year        5 Years        10 Years      Inception
---------                                                      ------        -------        --------      ---------
U.S. Government Securities Fund                                 4.34%          5.01%            5.58%         5.84%
Quality Bond Fund                                               4.66           5.34             6.44          7.83
Ohio Tax Free Bond Fund                                         3.01           4.2              5.18          4.82
Quality Growth Fund                                            17.82          24.23            17.79         17.52
Mid Cap Fund                                                   30.65          17.23            15.46         15.93
Balanced Fund                                                  18.6           16.79            14.35         16.1
International Equity Fund                                       8.29          11.27               --          9.08
Equity Income Fund                                             -5.96          15.37            11.97         13.82
Bond Fund for Income                                            4.09           5.08             6.26          7.97
Municipal Bond Fund                                             2.37           3.88             4.88          6.53
Cardinal Fund                                                  15.2           22.03            16            15.97
Pinnacle Fund                                                   4.07          21.82            15.3          15.94
Government Money Market Fund                                    5.31           5.03               --          4.49
Prime Money Market Fund                                         5.53           5.17             4.8           5.16
Tax Exempt Money Market Fund                                    3.46           2.85             2.83          3.66
U.S. Treasury Money Market Fund                                 5.4            5.15             4.78          5.29

                               Investment A Shares
                          Average Annual Total Returns
                       For the Period Ended July 31, 2000

                                                                                                            Since
Fund Name                                                     1 Year         5 Years        10 Years      Inception
---------                                                     ------         -------        --------      ---------
U.S. Government Securities Fund                                -0.45%          3.97%            5.04%         5.47%
Quality Bond Fund                                              -0.3            4.17             5.84          7.48
Ohio Tax Free Bond Fund                                        -1.75           3.16             4.65          4.44
Quality Growth Fund                                            12.3           22.97            17.2          17.18
Mid Cap Fund                                                   24.33          16.02            14.86         15.55
Balanced Fund                                                  12.95          15.6             13.77         15.76
International Equity Fund                                       3.12          10.14               --          8.14
Equity Income Fund                                            -10.41          14.19            11.39         13.48
Bond Fund for Income                                           -0.77           4.01             5.7           7.66
Municipal Bond Fund                                            -2.56           2.85             4.35          6.23
Cardinal Fund                                                   9.69          20.64            15.34         15.71
Pinnacle Fund                                                  -0.85          20.59            14.72         15.56
Government Money Market Fund                                    5.1            4.95               --          4.42
Prime Money Market Fund                                         5.27           5.07               --          4.55

Tax Exempt Money Market Fund                                   3.4             2.85             2.83          3.66

                               Investment B Shares
                          Average Annual Total Returns
                       For the Period Ended July 31, 2000

                                                                                                           Since
Fund Name                                                     1 Year        5 Years          10 Years    Inception
---------                                                     ------        -------          --------    ---------
Quality Bond Fund                                              -1.32%          4.0%             5.55%         6.96%
Ohio Tax Free Bond Fund                                        -2.93           2.98             4.36          4.0
Quality Growth Fund                                            11.71          23.03            16.87         16.61
Mid Cap Fund                                                   24.2           16.              14.54         15.02
Balanced Fund                                                  12.39          15.57            13.44         15.18
International Equity Fund                                       2.14          10.04               --          8.04
Equity Income                                                 -11.5           14.18            11.1          12.93
Pinnacle                                                       -2.01          20.61            14.39         15.04
Prime Money Market Fund                                        -0.52           3.95               --          3.78

                               Investment C Shares
                           Average Annual Total Return
                       For the Period Ended July 31, 2000

                                                                                                             Since
Fund Name                                                   1 Year          5 Years        10 Years        Inception
---------                                                   ------          -------        --------        ---------
U.S. Government Securities Fund                                 3.65%          4.19%            4.76%         5.03%
Quality Bond Fund                                               3.98           4.46             5.59          6.99
Ohio Tax Free Bond Fund                                         2.25           3.41             4.39          4.03
Quality Growth Fund                                            17.01          23.33            16.93         16.65
Mid Cap Fund                                                   29.48          16.37            14.61         15.07
Balanced Fund                                                  17.66          15.95            13.51         15.24
International Equity Fund                                       7.25          10.62               --          8.54
Equity Income Fund                                             -6.65          14.48            10.99         12.78
Bond Fund for Income                                            3.43           4.21             5.29          6.95
Cardinal Fund                                                  14.22          19.48            14.33         14.82
Pinnacle Fund                                                   3.26          20.55            14.28         14.97

Yield (1)

In addition to total returns, the Funds may advertise yields for each of the share classes. The 30-day SEC yield for the 30 days ended July 31, 2000 were as follows:

Shares                                          Institutional Shares         Investment A Shares     Investment C Shares
------                                          --------------------         -------------------     -------------------
U.S. Government Securities Fund                         6%                           5.31%                   5.26%
Quality Bond Fund                                       6.36                         5.87                    5.88
Ohio Tax Free Bond Fund                                 4.14                         3.63                    3.39
Balanced Fund                                           1.71                         1.4                     0.95
Bond Fund for Income                                    6.02                         5.5                     5.16
Municipal Bond Fund                                     4.42                         3.96                      --

(1) Investment B Shares are a new class of Shares, and as of the date of this Statement of Additional Information, there is no performance history.

For each share class, the yield for a Fund is determined by dividing the net investment income per share (as defined by the SEC) earned by the Fund over a thirty-day period by the maximum offering price per share of the Fund on the last day of the period. This value is then annualized using semi-annual compounding. This means that the amount of income generated during the thirty-day period is assumed to be generated each month over a 12-month period and is reinvested every six months. The yield does not necessarily reflect income actually earned by the Fund because of certain adjustments required by the SEC and, therefore, may not correlate to the dividends or other distributions paid to shareholders.

To the extent that financial institutions and broker/dealers charge fees in connection with services provided in conjunction with an investment in a Fund, the performance will be reduced for those shareholders paying those fees.

Tax-Equivalent Yield

The Ohio Tax Free Bond Fund, the Ohio Money Market Fund* and the Municipal Bond Fund may also advertise tax-equivalent yield. The tax-equivalent yield for the Ohio Tax Free Bond Fund for the 30-day period ended July 31, 2000, was 6.85% for the Institutional shares, 6.01% for the Investment A shares, and 5.61% for the Investment C shares, while the tax-equivalent yield for the Municipal Bond fund for the 30-day period ended July 31, 2000, was 7.32% for the Institutional shares and 6.56% for the Investment A shares. The tax-equivalent yield of a Fund is calculated similarly to the yield, but is adjusted to reflect the taxable yield that the Fund would have had to earn to equal its actual yield, assuming a 39.6% tax rate and assuming that income is 100% tax-exempt.

* The Ohio Money Market Fund is not being offered as of yet.

Tax Equivalency Table

The Ohio Tax Free Fund, the Ohio Money Market Fund and Municipal Bond Fund may also use a tax-equivalency table in advertising and sales literature. The interest earned by the municipal obligations in the Ohio Tax Free Fund's portfolio generally remains free from federal regular income tax and is free from income taxes imposed by the State of Ohio. The interest earned by the Municipal Bond Fund's portfolio is generally free from federal regular income tax. As the tables below indicates, a "tax-free" investment in the Ohio Tax Free Fund is an attractive choice for investors, particularly in times of narrow spreads between "tax-free" and taxable yields.

                        TAXABLE YIELD EQUIVALENT FOR 2000
                                  STATE OF OHIO
                              FEDERAL TAX BRACKET:

                                                 15.00%                                              28.00%        31.00%  36.00%


                                                     COMBINED FEDERAL AND STATE TAX BRACKET:

                                                     19.425%                  33.012%                 37.650%      43.228% 46.828%

              SINGLE                                 $1-                      $26,251-               $63,551-       $132,601-

              RETURN                                  26,250                   63,550                132,600        $288,351
Tax-Exempt Yield                                                       Taxable Yield Equivalent

              1.50%                                    1.86%                    2.24%                  2.41%         2.64% 2.82%
              2.00%                                    2.48%                    2.99%                  3.21%         3.52% 3.76%
              2.50%                                    3.10%                    3.73%                  4.01%         4.40% 4.70%
              3.00%                                    3.72%                    4.48%                  4.81%         5.28% 5.64%
              3.50%                                    4.34%                    5.22%                  5.61%         6.17% 6.58%
              4.00%                                    4.96%                    5.97%                  6.42%         7.05% 7.52%
              4.50%                                    5.58%                    6.72%                  7.22%         7.93% 8.46%
              5.00%                                    6.21%                    7.46%                  8.02%         8.81% 9.40%

  5.50%        6.83%       8.21%          8.82%        9.69%        10.34%
  6.00%        7.45%       8.96%          9.62%       10.57%        11.28%

The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent. Therefore, there is a possibility that your yield may be higher than those disclosed in the table. Furthermore, additional state and local taxes paid on comparable taxable investments were not used to increase federal deductions.

The chart above is for illustrative purposes only. It is not an indicator of past or future performance of Ohio Tax Free Bond Fund Shares. Some portion of Ohio Tax Free Fund's and Municipal Bond Fund's income may be subject to the federal alternative minimum tax and state and local income taxes.

                             PERFORMANCE COMPARISONS

Each Fund's performance depends upon such variables as: portfolio quality; average portfolio maturity; type of instruments in which the portfolio is invested; changes in interest rates and market value of portfolio securities; changes in each Fund's expenses; and various other factors.

Each Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Funds use in advertising may include:

     . Dow Jones Industrial Average (the "DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole. (Quality Growth, Balanced, Mid Cap, and Equity Income Funds)

     . Europe, Australia, and Far East ("EAFE") is a market capitalization weighted foreign securities index, which is widely used to measure the performance of European, Australian, New Zealand, and Far Eastern stock markets. The index covers approximately 1,020 companies drawn from 18 countries in the above regions. The index values its securities daily in both U.S. dollars and local currency and calculates total returns monthly. EAFE U.S. dollar total return is a net dividend figure less Luxembourg withholding tax. EAFE is monitored by Capital International, S.A., Geneva, Switzerland. (International Equity Fund)

     . Lehman Muni Bond Fund Index is a broad-based total return index comprised of 8,000 Investment grade, fixed rate, tax-exempt, with a remaining maturity of at least one year, including state and local general obligation, revenue, insured and pre-refunded bonds and are selected from issues larger than $50 million dated since January 1984. Bonds are added to the index and weights are updated monthly, with a one month lag.

     . Lehman Brothers Aggregate Bond Index is a total return index measuring both the capital price changes and income provided by the underlying universe of securities, weighted by market value outstanding. The Aggregate Bond Index is comprised of the Lehman Brothers Government Bond Index, Corporate Bond Index, Mortgage-Backed Securities Index and the Yankee Bond Index. These indices include: U.S. Treasury obligations, including bonds and notes; U.S. agency obligations, including those of the Federal Farm Credit Bank, Federal Land Bank and the Bank for Co-Operatives; foreign obligations, U.S. investment- grade corporate debt and mortgage-backed obligations. All corporate debt included in the Aggregate Bond Index has a minimum S&P rating of BBB, a minimum Moody's rating of Baa, or a Fitch rating of BBB. (Balanced, Quality Bond and Bond Fund For Income)

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     . Lehman Brothers 5-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities not less than four years but no more than six years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Tax Free and Municipal Bond Funds)

     . Lehman Brothers Government Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government, or any agency thereof, or any quasi-federal corporation and of corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum outstanding principal of $1 million and a minimum maturity of one year are included. (Government Securities, Balanced, Quality Bond, and Bond Fund For Income)

     . Lehman Brothers Government/Corporate (Total) Index is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed rate, non-convertible domestic bonds of companies in industry, public utilities and finance. The average maturity of these bonds approximates nine years. Tracked by Shearson Lehman Brothers, Inc., the index calculates total returns for one month, three month, twelve month and ten year periods and year-to-date. (Government Securities, Balanced, Quality Bond, and Bond Fund For Income)

     . Lehman Brothers Intermediate Government/Corporate Bond Index: An unmanaged index comprised of all the bonds issued by the Lehman Brothers Government/Corporate Bond Index with maturities between 1 and 9.99 years. Total return is based on price appreciation/depreciation and income as a percentage of the original investment. Indices are rebalanced monthly by market capitalization. (Balanced, Quality Bond, Government Securities, and Bond Fund For Income)

     . Lehman Brothers 7-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities between seven and eight years, are investment grade and are selected from issues larger than $50 million dated since 1984. (Ohio Tax Free Bond and Municipal Bond Funds)

     . Lipper, Inc. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature. (All of the Funds)

     . Merrill Lynch Composite 1-5 Year Treasury Index is comprised of approximately 66 issues of U.S. Treasury securities maturing between 1 and
     4.99 years, with coupon rates of 4.25% or more. These total return figures are calculated for one, three, six, and twelve month periods and year-to-date and include the value of the bond plus income and any price appreciation or depreciation. (Government Securities Fund)

     . Merrill Lynch Corporate and Government Index includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term of maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better). (Balanced, Quality Bond, and Bond Fund For Income)

     . Merrill Lynch Domestic Master Index includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term to maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. The Domestic Master Index is a broader index than the Merrill Lynch Corporate and Government Index and includes, for example, mortgage related securities. The mortgage market is divided by agency, type of mortgage and coupon and the amount outstanding in each agency/type/coupon subdivision must be no less than $200 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better). (Balanced, Quality Bond and Bond Fund For Income)

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

     . Merrill Lynch 3-Year Treasury Yield Curve Index is an unmanaged index comprised of the most recently issued 3-year U.S. Treasury notes. Index returns are calculated as total returns for periods of one, three, six, and twelve months as well as year-to-date. (Government Securities Fund)

     . Merrill Lynch 3-5 Year Treasury Index is comprised of approximately 24 issues of intermediate-term U.S. government and U.S. Treasury securities with maturities between 3 and 4.99 years and coupon rates above 4.25%. Index returns are calculated as total returns for periods of one, three, six and twelve months as well as year-to-date. (Government Securities Fund)

     . Morningstar, Inc., an independent rating service, is the publisher of the bi- weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ- listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks. (All Funds)

     . Salomon Brothers AAA-AA Corporate Index calculates total returns of approximately 775 issues which include long-term, high-grade domestic corporate taxable bonds, rated AAA-AA with maturities of twelve years or more and companies in industry, public utilities, and finance. (Balanced, Quality Bond, and Bond Fund For Income)

     . Salomon Brothers 3-5 Year Government Index quotes total returns for U.S. Treasury issues (excluding flower bonds) which have maturities of three to five years. These total returns are year-to-date figures which are calculated each month following January 1. (Government Securities Fund)

     . S&P/BARRA Growth Index is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by Standard and Poor's in conjunction with BARRA, an investment technology firm. (Quality Growth, Balanced, Mid Cap, and Equity Income Funds)

     . S&P Mid Cap 400 Index is comprised of the 400 common stocks issued by medium- sized domestic companies whose market capitalizations range from $200 million to $5 billion. The stocks are selected on the basis of the issuer's market size, liquidity and industry group representation. (Mid Cap
     Fund)

     . Standard & Poor's Ratings Group Daily Stock Price Indices of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures. (Quality Growth, Balanced, Mid Cap, Cardinal, Pinnacle and Equity Income Funds)

     . Wilshire Mid Cap 750 Index is a subset of the Wilshire 5000 index of common stocks. The Mid Cap 750 index consists of those Wilshire 5000 companies ranked between 501 and 1,250 according to market capitalization. The index ranges in market capitalization from $400 million to $1.7 billion. (Mid Cap Fund)

     Advertisements and other sales literature for the Funds may quote total returns which are calculated on non-standardized base periods. These total returns also represent the historic change in the value of an investment in the Funds based on monthly/quarterly reinvestment of dividends over a specified period of time.

     Advertisements may quote performance information which does not reflect the effect of the sales load.

                              FINANCIAL STATEMENTS

The financial statements for the Funds for the fiscal year ended July 31, 2000 are incorporated herein by reference to the Annual Report to Shareholders of the Fifth Third Funds dated July 31, 2000. (File Nos. 33-24848 and 811- 5669.) A copy of the Annual Report may be obtained without charge by contacting the Trust at the address located on the back cover of the prospectus.

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                                    APPENDIX

Standard and Poor's Ratings Group Corporate and Municipal Bond Rating
Definitions

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications,

Moody's Investors Service, Inc. Corporate and Municipal Bond Rating Definitions

Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Fitch Investors Service, Inc. Long-Term Debt Rating Definitions

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

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AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F- I +.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

Standard and Poor's Ratings Group Municipal Note Rating Definitions

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

Moody's Investors Service Short-Term Loan Rating Definitions

MIG1/VMIGI--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

Fitch Investors Service, Inc. Short-Term Debt Rating Definitions

F-1 +--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-I+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F- I + and F- 1 categories.

Standard and Poor's Ratings Group Commercial Paper Rating Definitions

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's Investors Service, Inc. Commercial Paper Rating Definitions

Prime-1 --Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

 . Leading market positions in well-established industries.

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 . High rates of return on funds employed.

 . Conservative capitalization structure with moderate reliance on debt and ample asset protection.

 . Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

 . Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

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